Registration Statement No. 333-237342

Filed Pursuant to Rule 424(b)(2)

Amendment No. 1 dated January 6, 2021 to the Pricing Supplement dated April 2, 2019 to the Prospectus dated April 20, 2020 and

the Series E Senior Medium-Term Notes Prospectus Supplement dated September 23, 2018

Issued by Bank of Montreal

4,500,000 Notes

MicroSectorsTM U.S. Big Banks Index -3X Inverse Leveraged ETNs due March 25, 2039*

This pricing supplement relates to the MicroSectorsTM U.S. Big Banks Index -3X Inverse Leveraged Exchange Traded Notes due March 25, 2039 (the “notes”) that Bank of Montreal may issue from time to time. The return on the notes is linked to a three times leveraged participation in the daily inverse performance of the Solactive MicroSectorsTM U.S. Big Banks Index, total return (the “Index”), as described in this pricing supplement. The Index is an equal-dollar weighted index designed to represent the 10 U.S. listed stocks with the largest market capitalization in the banking sector. The notes are unsecured and unsubordinated obligations of Bank of Montreal. The notes do not guarantee any return of principal at maturity, call or upon early redemption, and do not pay interest. Instead, you will receive a cash payment in U.S. dollars at maturity, call or redemption based on a three times leveraged participation in the inverse performance of the Index, less a Daily Investor Fee, any negative Daily Interest and, if upon early redemption, the redemption fee amount. You may lose some or all of your principal.

On January 6, 2021, the closing price of the notes on the NYSE Arca was $3.20 per note, and the closing Indicative Note Value per note was $3.2269

The notes are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. The notes are designed to reflect a 3x inverse leveraged exposure to the performance of the Index on a daily basis (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable), but, due to leverage, the returns on the notes over different periods of time can, and most likely will, differ significantly from three times the return on a direct short investment in the Index. Their performance over longer periods of time can differ significantly from their stated daily objectives. The notes are riskier than securities that have intermediate- or long-term investment objectives, and may not be suitable for investors who plan to hold them for a period other than one day or who have a “buy and hold” strategy. Also, the Index is potentially volatile as it includes only 10 constituents; any Index volatility would be magnified by the leverage. Accordingly, the notes should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. Investors should actively and continuously monitor their investments in the notes, even intra-day. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative. You should proceed with extreme caution in considering an investment in the notes. Any payment on the notes is subject to the credit risk of Bank of Montreal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks, including those described in the “Risk Factors” section beginning on page PS-12 of this pricing supplement, and the “Risk Factors” sections beginning on page S-1 of the prospectus supplement and on page 8 of the prospectus.

The notes are our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

The principal terms of the notes are as follows:

Issuer:	Bank of Montreal
Principal Amount:	$50 per note ($225,000,000 in aggregate principal amount, representing 4,500,000 notes)
Initial Trade Date:	April 2, 2019
Initial Issue Date:	April 5, 2019
Term:	20 years, subject to your right to require us to redeem your notes on any Redemption Date, our call right or our right to extend the maturity date, each as described below.
Maturity Date*:	March 25, 2039, which is scheduled to be the third Business Day following the last Index Business Day in the Final Measurement Period. The Maturity Date may be extended at our option for up to two additional 5-year periods, as described below. The Maturity Date is also subject to adjustment as described below and under “Specific Terms of the Notes — Market Disruption Events.”

BMO CAPITAL MARKETS	(cover continued on next page)

Listing:	The notes are listed on the NYSE Arca, Inc. (the “NYSE”) under the ticker symbol listed below. The CUSIP and ISIN numbers, and the Intraday Indicative Value ticker symbol, for the notes are:

Ticker Symbol	CUSIP Number	ISIN Number	Intraday Indicative Value Symbol
BNKD	063679781	US0636797815	BNKDIV

If an active secondary market develops, we expect that investors will purchase and sell the notes primarily in this secondary market.

Index:

The return on the notes is linked to a three times leveraged participation in the inverse performance of the Solactive MicroSectorsTM U.S. Big Banks Index, total return, compounded daily, minus the applicable fees. The Index is an equal-dollar weighted index designed to represent the 10 U.S. listed stocks with the largest market capitalization in the banking sector.

Interest Payments:	None.

Payment at Maturity/Cash Settlement Amount:	If you hold your notes to maturity, you will receive a cash payment in U.S. dollars at maturity in an amount equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. This amount will not be less than $0.

Indicative Note Value:

On the Initial Trade Date, the Indicative Note Value of each note will equal the principal amount of $50. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the closing Indicative Note Value will equal (a) the Deposit Amount on such Exchange Business Day minus (b) the Short Index Amount on such Exchange Business Day; provided that if such calculation results in a value equal to or less than $0, the closing Indicative Note Value will be $0. If the closing Indicative Note Value is $0 on any Exchange Business Day or the Intraday Indicative Value at any time during an Exchange Business Day is equal to or less than $0, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.

Deposit Amount:	On the Initial Trade Date, the Deposit Amount was equal to the principal amount plus the Short Index Amount on the Initial Trade Date, which sum equals $200. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Deposit Amount will equal (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times the Daily Deposit Factor plus (b) the Daily Interest on such Exchange Business Day minus (c) the Daily Investor Fee on such Exchange Business Day.

Short Index Amount:	On the Initial Trade Date, the Short Index Amount was equal to the Daily Leverage Factor times the principal amount, which equals $150. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Index Performance Factor on such Exchange Business Day.

Daily Leverage Factor:	3

Daily Deposit Factor:	4

Index Performance Factor:	On the Initial Trade Date, the Index Performance Factor was 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level on that Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day or occurred or was continuing on the immediately preceding Index Business Day, the calculation of the Index Performance Factor will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

(cover continued on next page)

Daily Interest:	On the Initial Trade Date, the Daily Interest was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Interest will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Deposit Factor times (c) the Daily Interest Rate divided by (d) 365 times (e) the number of calendar days since the last Exchange Business Day. Because the Daily Interest is calculated and added to the Deposit Amount on a daily basis, the net effect of the Daily Interest accrues over time. The Daily Interest Rate will vary in time and can become negative on certain days. On such days, the Daily Interest will also be negative.

Daily Interest Rate:	The Daily Interest Rate will equal (a) the most recent US Federal Funds Effective Rate minus (b) 1.00%. The US Federal Funds Effective Rate is an interest rate that represents the rate at which U.S. banks may lend reserve balances to other depository institutions overnight, on an uncollateralized basis. The rate is released by the NY Federal Reserve each day at approximately 9:00 a.m. EST for the prior business day and published on Bloomberg L.P. (including any successor, “Bloomberg”) page “FEDL01 Index”. On the days when the US Federal Funds Effective Rate is lower than 1.00%, the Daily Interest Rate will be negative.

Daily Investor Fee:	On the Initial Trade Date, the Daily Investor Fee was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Investor Fee will equal the product of (a) the Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the number of calendar days since the last Exchange Business Day. Because the Daily Investor Fee is subtracted from the Deposit Amount and the Deposit Amount is calculated as part of the closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate specified below. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

Fee Rate:	0.95% per annum

Call Right:	On any Index Business Day through and including the Maturity Date (each such day, the “Call Settlement Date”), we may redeem all, but not less than all, of the issued and outstanding notes. To exercise our call right, we must provide notice to the holders not less than 14 calendar days prior to the Call Settlement Date. If we exercise our Call Right, you will receive a cash payment equal to the Call Settlement Amount, which will be paid on the Call Settlement Date.

Call Settlement Amount:	If we exercise our Call Right, for each note, you will receive on the Call Settlement Date a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period.

Early Redemption:	Subject to your compliance with the procedures described under “Specific Terms of the Notes — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per note a cash payment on the relevant Redemption Date equal to (a) Indicative Note Value as of the Redemption Measurement Date minus (b) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee Amount:	As of any Redemption Date, an amount per note in cash equal to the product of (a) 0.125% and (b) the Indicative Note Value. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

Initial Index Level:	1,975.35, which was the Index Closing Level on the Initial Trade Date.

Index Closing Level:

On any Index Business Day, the closing level of the Index as reported on Bloomberg under the symbol “SOLUSBBT <Index>”, subject to adjustment as described under “Specific Terms of the Notes — Market Disruption Events.”

(cover continued on next page)

Intraday Indicative Value:	The Intraday Indicative Value of the notes at any time during an Exchange Business Day will equal (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. If the Intraday Indicative Value is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0.

Intraday Short Index Amount:	The Intraday Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor.

Intraday Index Performance Factor:	The Intraday Index Performance Factor will equal (a) the most recently published level of the Index divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

Calculation Agent:	BMO Capital Markets Corp.

No Conversion into Common Shares:	The notes will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors and are not intended to be held to maturity. The notes are designed to reflect a 3x inverse leveraged exposure to the performance of the Index on a daily basis, but the returns on the notes over different periods of time can, and most likely will, differ significantly from three times the return on a direct inverse investment in the Index. Also, the Index is potentially volatile as it includes only a small number of constituents (10, as of the date of this pricing supplement); any Index volatility would be magnified by the leverage. Accordingly, the notes should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged investment results. Investors should actively and continuously monitor their investments in the notes, even intra-day.

Because your investment in the notes is linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, an increase in the level of the Index will have a negative effect on the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable, whereas a decrease in the level of the Index will have a positive effect on those payment amounts. Because your investment in the notes is three times leveraged, any increase in the level of the Index will result in a significantly greater decrease in the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable (before taking into account any negative Daily Interest and the Daily Investor Fee), and you may receive less than your original investment in the notes at maturity, call or upon redemption, or if you sell your notes in the secondary market. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. Moreover, because the Daily Investor Fee and any negative Daily Interest may substantially reduce the amount of your return at maturity, call or upon redemption, the level of the Index must decrease significantly in order for you to receive at least the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes. If the level of the Index increases or does not decrease sufficiently to offset the negative effect of the Daily Investor Fee and any negative Daily Interest, you will receive less than the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes.

After the date of this document, we may sell from time to time a portion of the notes at prices that are based on the Indicative Note Value at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the notes are sold to the public less any commissions paid to BMOCM. BMOCM may charge normal commissions in connection with any purchase or sale of the notes. In addition, BMOCM may receive a portion of the Daily Investor Fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” for more information.

(cover continued on next page)

If there is a substantial demand for the notes, we may issue and sell additional notes to BMOCM, and BMOCM may sell those notes to investors and dealers, potentially frequently. However, we and BMOCM are under no obligation to issue or sell additional notes at any time, and if we and BMOCM do issue and sell additional notes, we or BMOCM may limit or restrict such sales, and we may stop and subsequently resume selling additional notes at any time. Furthermore, the stated principal amount of the notes stated at the top of the cover page of this pricing supplement is the maximum amount of the notes that we have currently authorized for issuance. Although we have the right to increase the authorized amount of the notes at any time, it is our current intention not to issue more than the current maximum authorized amount of the notes, even if there is substantial market demand for additional notes. We may also reduce the maximum authorized amount of the notes at any time, and we have no obligation to issue up to the maximum authorized amount.

We may use this pricing supplement in the initial sale of the notes. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in the notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

This Amendment No. 1 to the pricing supplement dated April 2, 2019 (as amended, the “pricing supplement”) relates to up to $225,000,000 aggregate principal amount of the notes, $25,000,000 aggregate principal amount of which were previously issued, and which we refer to as the “original notes,” and an additional $200,000,000 aggregate principal amount of which we will issue on January 7, 2021 (the “reopened notes”). The reopened notes will be sold from time to time at the various prices described above. See “Specific Terms of the Notes — Reissuances or Reopened Issues.”

You should read this pricing supplement together with the prospectus supplement dated September 23, 2018 and the prospectus dated April 20, 2020. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes. The contents of any website referred to in this pricing supplement are not incorporated by reference in this pricing supplement, the accompanying prospectus supplement or prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 23, 2018: https://www.sec.gov/Archives/edgar/data/927971/000119312518280416/d624491d424b5.htm
•	Prospectus dated April 20, 2020: https://www.sec.gov/Archives/edgar/data/927971/000119312520112240/d903160d424b2.htm

Since the date that the notes were initially issued, we have prepared a new “base” prospectus dated April 20, 2020. Accordingly, please note that references in the prospectus supplement to the “prospectus” shall be deemed to refer to the prospectus dated April 20, 2020.

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

The notes described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. This pricing supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

i

SUMMARY

The following is a summary of terms of the notes, as well as a discussion of factors you should consider before purchasing the notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and in the accompanying prospectus supplement and accompanying prospectus.

The reopened notes, together with the original notes that we issued on April 5, 2019, have identical terms and are part of a single series of medium-term notes. In this pricing supplement, the term “notes” collectively refers to the reopened notes that we are initially offering as of the date of this amended pricing supplement and the original notes, unless the context otherwise requires. What are the notes?

The notes are senior unsecured medium-term notes issued by Bank of Montreal with a return linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, less a Daily Investor Fee, any negative Daily Interest and, if applicable, the Redemption Fee Amount. Accordingly, the notes generally appreciate in value as the level of the Index decreases, provided such decrease is sufficient to offset the cumulative negative effect of the Daily Investor Fee and any negative Daily Interest. The Index is an equal-dollar weighted index designed to represent the 10 U.S. listed stocks with the largest market capitalization in the banking sector. The Index is a total return index, in which the dividends paid on the index constituents are reflected in the level of the index. For a detailed description of the Index, see “The Index.”

We refer to the securities included in the Index as the “Index constituents” and the issuers of those securities as the “constituent issuers.”

The notes do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than $0.

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. You may lose some or all of your investment at maturity. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the level of the Index will need to have decreased over the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee and any negative Daily Interest in order for you to receive an aggregate amount over the term of the notes equal to at least the principal amount of your notes. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. If the decrease in the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period, is insufficient to offset the cumulative negative effect of the Daily Investor Fee and any negative Daily Interest, you will lose some or all of your investment at maturity. This loss may occur even if the Index Closing Level at any time during the Final Measurement Period is less than the Index Closing Level on the Initial Trade Date. See “Risk Factors—The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting leveraged investment results.” In addition, if the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 and the Cash Settlement Amount will be $0 (a total loss of value).

The performance of the notes is linked to the leveraged participation in the inverse performance of the Index, compounded daily. There is no maximum limit to the level of the Index. Moreover, the notes are not principal protected. Therefore, an increase in the level of the Index could cause you to lose up to your entire investment in the notes.

PS-1

Furthermore, because your investment in the notes is linked to a three times leveraged participation in the inverse performance of the Index, an increase in the level of the Index will have a negative effect on the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable, whereas a decrease in the level of the Index will have a positive effect on those payment amounts. Because your investment in the notes is three times leveraged, any increase in the level of the Index will result in a significantly greater decrease in the Cash Settlement Amount, Call Settlement Amount or Redemption Amount, as applicable, before taking into account any negative Daily Interest and Daily Investor Fee, and you may receive less than your original investment in the notes at maturity, call or upon redemption, or if you sell your notes in the secondary market. Moreover, because the Daily Investor Fee and any negative Daily Interest may substantially reduce the amount of your return at maturity, call or upon redemption, or if you sell your notes, the level of the Index must decrease significantly in order for you to receive at least the principal amount of your investment. If the level of the Index increases or does not decrease sufficiently to offset the cumulative negative effect of the Daily Investor Fee and any negative Daily Interest, you will receive less than the principal amount of your investment at maturity, call or upon redemption, or if you sell your notes.

The returns on the notes are path dependent. The notes are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis; their returns over different periods of time can, and most likely will, differ significantly from three times the inverse performance of the Index over such other periods of time. The notes are very sensitive to changes in the level of the Index, and returns on the notes may be negatively affected in complex ways by the volatility of the Index on a daily or intraday basis. Also, the Index is potentially volatile as it includes only a small number of constituents (10); any Index volatility would be magnified by the leverage. Accordingly, the notes should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable). Investors should actively and continuously monitor their investments in the notes.

The Daily Investor Fee accrues at a rate of 0.95% per annum. Because the Daily Investor Fee is subtracted from the Deposit Amount, and the Deposit Amount is calculated as part of the closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the notes, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the notes and the amount of notes that are held.

On the Initial Trade Date, the Index Performance Factor was 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level on such Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day or occurred or was continuing on the immediately preceding Index Business Day, the calculation of the Index Performance Factor will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or Toronto.

“Exchange Business Day” means any day on which the primary exchange or market for trading of the notes is scheduled to be open for trading.

“Index Business Day” means any day on which the Index Sponsor (as defined below) publishes the Index Closing Level.

PS-2

The scheduled Maturity Date is March 25, 2039, which is the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below and under “Specific Terms of the Notes — Market Disruption Events.” The Maturity Date may be extended at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify The Depository Trust Company (“DTC”) (the holder of the global note for the notes) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date.

Unlike ordinary debt securities, the notes do not guarantee any return of principal at maturity or call, or upon early redemption. The notes do not pay any interest.

For a further description of how your payment at maturity or call, or upon early redemption, will be calculated, see “Specific Terms of the Notes — Cash Settlement Amount at Maturity,” “— Call Right” and “— Early Redemption at the Option of the Holders.”

Path Dependence and Daily Leverage Reset. Because the leverage of the notes is generally only reset once each day, it is likely that due to intra-day changes in the level of the Index, the leverage at any point during an Index Business Day can be higher or lower than the target leverage of -3.0.

The performance of the notes is path-dependent. This means that the value of the notes will depend not only upon the level of the Index at maturity, call or redemption, but also on the performance of the Index over each day that you hold your notes. In other words, the value of the notes will be affected by not only the increase or decrease in the level of the Index over a given time period but also the volatility of the level of the Index over such time period. For example, a sharp spike or sharp decline in the level of the Index at the end of a particular time period will not result in the same return as a gradual uptick or gradual decline in the Index over the same time period, even if the level of the Index at the end of the applicable time period is the same in each scenario. Accordingly, the return on the notes may not correlate with the return on the Index over periods longer than one day.

As a general matter, it is expected that the notes will have better returns if the Index trends from one level to another over multiple Index Business Days, rather than experiencing significant changes in opposite directions over multiple Index Business Days. Consequently, volatility of the Index level may have a significant negative effect on the value of the notes.

In addition, the performance of the notes is path dependent, insofar as their value at any time depends not only on the level of the Index at such time but also on the Index’s level at any prior time. As a result, the value of your investment in the notes may diverge significantly from the value you might expect on the basis of the leverage strategy of the notes and changes in the level of the Index over the period that you hold them. See “Hypothetical Examples.”

Early Redemption

You may elect to require us to redeem your notes (subject to a minimum redemption amount of at least 25,000 notes) on any Business Day until the final Redemption Date (which will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable). If you elect to have your notes redeemed and have done so under the redemption procedures described in “Specific Terms of the Notes —Early Redemption at the Option of the Holders — Redemption Procedures,” you will receive a cash payment on the Redemption Date equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below in order to redeem your notes. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach this minimum amount of 25,000 notes; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the notes at the time the reduction becomes effective.

Upon early redemption, you will receive per note a cash payment on the relevant Redemption Date equal to (a) the Indicative Note Value as of the Redemption Measurement Date minus (b) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.” This amount will not be less than $0. You may lose some or all of your investment upon early redemption. Because the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount reduce your final payment, the level of the Index will need to have decreased over the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in principal amount represented by the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount in order for you to receive an aggregate amount upon redemption equal to at least the principal amount. If the decrease in the level of the Index, as measured on the Redemption Measurement Date, is insufficient to offset such a negative effect, you will lose some or all of your investment upon early redemption. It is possible that you will suffer significant losses in the notes upon redemption even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee, the Daily Interest and the Redemption Fee Amount).

PS-3

Redemption Fee Amount: As of any Redemption Measurement Date, 0.125% of the Indicative Note Value. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

For a detailed description of the redemption procedures applicable to an early redemption, see “Specific Terms of the Notes —Early Redemption at the Option of the Holders — Redemption Procedures.”

Call Right

On any Call Settlement Date (as defined above), we may at our option redeem all, but not less than all, of the issued and outstanding notes. To exercise our Call Right, we must provide notice to the holders of the notes not less than 14 calendar days prior to the Call Settlement Date specified by us. In the event we exercise this right, you will receive a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.” If we issue a call notice on any calendar day, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued.

The Call Settlement Date will be the fifth Business Day following the last Index Business Day in the Call Measurement Period.

Call Measurement Period: The five Index Business Days from and including the Call Calculation Date, subject to adjustment as described under “Specific Terms of the Notes — Market Disruption Events.”

Understanding the Value of Notes

The initial offering price of the notes was determined at the inception of the notes. The initial offering price and the Intraday Indicative Value are not the same as the trading price, which is the price at which you may be able to sell your notes in the secondary market, or the Redemption Amount, which is the amount that you will receive from us in the event that you choose to have your notes repurchased by us. An explanation of each type of valuation is set forth below.

Initial Offering Price to the Public. The initial offering price to the public was equal to the Principal Amount of the notes. The initial offering price reflects the value of the notes only on the Initial Trade Date.

Intraday Indicative Value. The Intraday Indicative Value for the notes at any point in time of an Exchange Business Day will equal (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. If the Intraday Indicative Value of the notes is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value of the notes and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. The Intraday Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor. The Intraday Index Performance Factor will equal (a) the most recently published level of the Index divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

PS-4

The Intraday Indicative Value is not the same as, and may differ from, the amount payable upon an early redemption, call or at maturity and the trading price of the notes in the secondary market. Because the Intraday Indicative Value uses an intraday Index level for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s closing Indicative Note Value or the price of the notes purchased intraday. See “Risk Factors — The notes are subject to intraday purchase risk,” “— The Indicative Note Value is reset daily, and the leverage of the notes during any given Index Business Day may be greater or less than -3.0” and “—The notes are subject to intraday purchase risk.” The Intraday Indicative Value for the notes is published every 15 seconds on Bloomberg under the ticker symbol indicated in this document.

Trading Price. The market value of the notes at any given time, which we refer to as the trading price, is the price at which you may be able to buy or sell your notes in the secondary market, if one exists. The trading price may vary significantly from the Intraday Indicative Value, because the market value reflects investor supply and demand for the notes.

Redemption Amount. The Redemption Amount is the price per note that we will pay you to redeem the notes upon your request. The Redemption Amount is calculated according to the formula set forth above. The Redemption Amount may vary significantly from the Intraday Indicative Value and the trading price of the notes.

Because the Redemption Amount is based on the Index Closing Level at the end of the Index Business Day after a notice of redemption is received, you will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes.

Ticker Symbols

Trading price:	BNKD
Intraday indicative value:	BNKDIV
Intraday Index value:	SOLUSBBT<Index>

PS-5

Selected Risk Considerations

An investment in the notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page PS-12.

•	You may lose some or all of your principal — The notes do not guarantee any return on your initial investment. The notes are leveraged inverse notes, which means they are exposed to three times the risk of any increase in the level of the Index, compounded daily. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to decrease by an amount at least equal to the percentage of the Principal Amount represented by the Daily Investor Fee, any negative Daily Interest and Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the Principal Amount. If the decrease in the level of the Index during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity or call, or upon early redemption. This loss may occur even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, on a Redemption Measurement Date, or when you elect to sell your notes, are less than the Initial Index Level.

•	The Daily Interest may be negative — Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Exchange Business Day on which the Daily Interest Rate is negative. On those Exchange Business Days, the Daily Interest will be subtracted from the Deposit Amount, which, in turn, will reduce the Indicative Note Value and the amount that you will receive for your notes at maturity, call or redemption.

•	Correlation and compounding risk — A number of factors may affect the notes’ ability to achieve a high degree of correlation with the performance of the Index, and there is a significant possibility that the notes will not achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the notes is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the notes for periods greater than one Index Business Day may be either greater than or less than three times the inverse of the Index performance, before accounting for the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount. Further, significant adverse performances of the notes may not be offset by subsequent beneficial performances of equal magnitude.

•	Daily reset — Because the leverage of the notes is generally only reset once each day, it is likely that due to intra-day changes in the level of the Index, the leverage at any point during an Index Business Day can be higher or lower than the target leverage, which is -3.0.

•	Path dependence — The return on the notes will be highly path dependent. Accordingly, even if the level of the Index decreases or increases over the term of the notes, or over the term which you hold the notes, the value of the notes will increase or decrease not only based on any change in the level of the Index over a given time period but also based on the volatility of the Index over that time period. The value of the notes will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the notes. It is possible that you will suffer significant losses in the notes, even if the long-term performance of the Index is negative. Accordingly, the returns on the notes may not correlate with returns on the Index over periods of longer than one day.

•	Long holding period risk—The notes are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis, but their returns over different periods of time can, and most likely will, differ significantly from three times the return on a direct inverse investment in the Index. The notes are very sensitive to changes in the level of the Index, and returns on the notes may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Also, the Index is potentially volatile as it includes only a small number of constituents (10); any Index volatility would be magnified by the leverage. Accordingly, the notes should be purchased by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. Investors should actively and frequently monitor their investments in the notes, even intra-day. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and any negative Daily Interest, and the Redemption Fee Amount, if applicable).

PS-6

•	Potential total loss of value — If the closing Indicative Note Value of the notes is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the notes is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the notes and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.

•	Leverage risk — The notes are three times leveraged and, as a result, the notes will benefit from three times any negative, but will decline based on three times any positive, daily performance of the Index. However, the leverage of the notes may be greater or less than -3.0 during any given Index Business Day if the level of the Index on any Exchange Business Day has increased or decreased from the Index Closing Level on the preceding Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the notes.

•	Market risk — The return on the notes, which may be positive or negative, is linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, as measured by the Index Performance Factor, and which, in turn, is affected by a variety of market and economic factors affecting the Index constituents, such as interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

•	Credit of issuer — The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the notes prior to maturity, call or early redemption. In addition, in the event Bank of Montreal was to default on its obligations, you may not receive any amounts owed to you under the terms of the notes.

•	The Index has a limited actual performance history — The Index was launched on February 25, 2019. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the notes may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance.

•	The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents — All of the stocks included in the Index are issued by companies engaged in the banking industry. As a result, the notes will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Each of the Index constituents represents 10% of the weight of the Index as of each monthly Adjustment Date (as defined below). Any reduction in the market price of any of those stocks is likely to have a substantial positive impact on the Index Closing Level and a substantial adverse impact on the value of the notes. Giving effect to leverage, positive changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the notes.

•	A trading market for the notes may not develop — Although the notes have been listed on the NYSE, a trading market for the notes may not develop. Certain of our affiliates may engage in limited purchase and resale transactions in the notes, although they are not required to and may stop at any time. We are not required to maintain any listing of the notes on the NYSE or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the notes. We may suspend or cease sales of the notes at any time, at our discretion. Therefore, the liquidity of the notes may be limited.

•	The Intraday Indicative Value is not the same as the trading price of the notes in the secondary market —The Intraday Indicative Value of the notes is calculated by Solactive AG and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol BNKDIV so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value calculation uses, for the Intraday Index Performance Factor, the intraday Index level as of the time of calculation, which could adversely affect the value of the notes. The Intraday Indicative Value also does not reflect intraday changes in the leverage. See “Intraday Value of the Index and the Notes — Intraday Indicative Note Values.” The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at such time, if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time.

PS-7

•	Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event one sells the notes at a time when that premium is no longer present in the market place or the notes are called — Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event one sells the notes at a time when such premium is no longer present in the market place or if the notes are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the notes on each Index Business Day during the Call Measurement Period. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by this pricing supplement having the same terms and conditions as the notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of the notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the notes over the Intraday Indicative Value. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the notes.

•	Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as an agent of the issuer for the offering of the notes, making certain calculations and determinations that may affect the value of the notes and hedging our obligations under the notes. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you. Our affiliates will, among other things, calculate the arithmetic mean of the closing Indicative Note Values and the Redemption Fee Amount, where applicable, make determinations with respect to Market Disruption Events, splits and reverse splits of the notes and the replacement of the Index with a successor index. Any exercise by us of our Call Right could present a conflict between your interest in the notes and our interests in determining whether to call the notes. We have no obligation to ensure that investors will not lose all or a portion of their investment in the notes upon a call. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the notes.

•	Call right — We may elect to redeem all outstanding notes at any time, as described under “Specific Terms of the Notes — Call Right.” If we exercise our Call Right, the Call Settlement Amount may be less than the Principal Amount of your notes.

•	Minimum redemption amount — You must elect to redeem at least 25,000 notes for us to repurchase your notes, unless we determine otherwise or your broker or other financial intermediary bundles your notes for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, the liquidity of the notes may be limited.

•	Your redemption election is irrevocable — You will not be able to rescind your election to redeem your notes after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice.

•	Owning the notes is not the same as owning any of the Index constituents — The return on the notes may not reflect the return you would realize if you actually owned any of the Index constituents.

•	Uncertain tax treatment — Significant aspects of the tax treatment of the notes are uncertain. You should consult your own tax advisor about your own tax situation.

PS-8

The notes may be a suitable investment for you if:

•     You seek a short-term investment with a return linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, in which case you are willing to accept the risk of fluctuations in the banking sector.

•     You understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily inverse leverage, and (ii) the consequences of seeking leveraged investment results generally.

•     You believe the level of the Index will decrease during the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount.

•     You are a sophisticated investor, understand path dependence of investment returns and you seek a short-term investment in order to manage daily trading risks.

•     You understand that the notes are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective.

•     You are willing to accept the risk that you may lose some or all of your investment.

•     You are willing to hold securities that may be redeemed early by us, under our call right.

•     You are willing to forgo dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index, and are willing to hold securities that may be negatively affected by dividends or other distributions paid to holders of the Index constituents to the extent they are reflected in the level of the Index.

•     You understand that the trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time and that paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event you sell the notes at a time when such premium is no longer present in the market place or the notes are called.

•     You are willing to actively and frequently monitor your investment in the notes.

•     You are willing to accept the risk that the price at which you are able to sell the notes may be significantly less than the amount you invested.

The notes may not be a suitable investment for you if:

•     You believe that the level of the Index will increase during the term of the notes or the level of the Index will not decrease by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount.

•     You are not willing to accept the risk that you may lose some or all of your investment.

•     You are not willing to hold securities that may be redeemed early by us, under our call right.

•     You do not seek a short-term investment with a return linked to a three times leveraged participation in the inverse performance of the Index, compounded daily, in which case you are not willing to accept the risk of fluctuations in the banking sector.

•     You do not understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily inverse leverage, and (ii) the consequences of seeking leveraged investment results generally.

•     You are not a sophisticated investor, do not understand path dependence of investment returns and you seek an investment for purposes other than managing daily trading risks.

•     You do not understand that the trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time and that paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event you sell the notes at a time when such premium is no longer present in the market place or the notes are called.

•     You are not willing to forgo dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index, or you are not willing to hold securities that may be negatively affected by dividends or other distributions paid to holders of the Index constituents to the extent they are reflected in the level of the Index.

•     You are not willing to actively and frequently monitor your investment in the notes.

•     You are not willing to accept the risk that the price at which you are able to sell the notes may be significantly less than the amount you invested.

•     You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

PS-9

•     You do not seek a pre-determined amount of current income from your investment.

•     You are not seeking an investment for which there will be an active secondary market.

•     You are comfortable with the creditworthiness of Bank of Montreal, as issuer of the notes.

• You seek an investment for which there will be an active secondary market. • You are not comfortable with the creditworthiness of Bank of Montreal as issuer of the notes.

PS-10

About the Index

The level of the Index is calculated and published by Solactive AG (the “Index Calculation Agent,” “Index Sponsor” and “Index Administrator”) and disseminated by Bloomberg approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:00 a.m. to approximately 4:30 p.m., New York City time. A daily Index Closing Level is published after the close of normal trading hours, New York City time, on each Index Business Day. Index information, including the Index level, is available from Bloomberg under the symbol “SOLUSBBT<Index>”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index during the Final Measurement Period or on the applicable Redemption Measurement Date or Call Calculation Date, as the case may be.

Tax Consequences

For important information about tax consequences, please see the section entitled “Supplemental Tax Considerations.”

Conflicts of Interest

BMOCM is an affiliate of Bank of Montreal and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.

PS-11

RISK FACTORS

Your investment in the notes will involve certain risks. The notes are not secured debt and do not guarantee any return of principal at, or prior to, maturity, call or upon early redemption. As described in more detail below, the trading price of the notes may vary considerably before the maturity date. Investing in the notes is not equivalent to investing directly in the Index constituents or any securities of the constituent issuers. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. In addition to the risk factors beginning on page S-1 of the prospectus supplement and page 8 of the prospectus, you should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes are linked to the inverse performance of the Index.

Your investment in the notes is linked to the inverse, or “short”, performance of the Index. Therefore, notwithstanding the gains resulting from the daily interest, if any, and the cumulative negative effect of the daily investor fee, your notes will generally appreciate as the level of the Index decreases and will decrease in value as the level of the Index increases. You may lose some or all of your investment if the level of the Index increases over the term of your notes.

The notes do not guarantee the return of your investment.

The notes may not return any of your investment. The amount payable at maturity, call or upon early redemption, will reflect a three times leveraged participation in the inverse performance of the Index minus the Daily Investor Fee, any negative Daily Interest and, in the case of an early redemption, the Redemption Fee Amount. These amounts will be determined as described in this pricing supplement. Because the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, reduce your final payment, the Index Closing Levels, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to have decreased over the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your notes, that is equal to at least the principal amount of your notes. If the decrease in the Index Closing Levels, as measured during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, is insufficient to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest, and the Redemption Fee Amount, if applicable, you will lose some or all of your investment at maturity, call or upon early redemption. This loss may occur even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, on a Redemption Measurement Date, or when you elect to sell your notes, are less than the Initial Index Level.

The negative effect of the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount are in addition to the losses that may be caused by leverage and volatility in the Index. See “—Leverage increases the sensitivity of your notes to changes in the level of the Index,” “—The notes are not suitable for investors with longer-term investment objectives” and “—The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting leveraged investment results” below.

If the Intraday Indicative Value for the notes is equal to or less than $0 at any time during an Exchange Business Day, or the closing Indicative Note Value is equal to or less than $0, you will lose all of your investment in the notes.

If the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 (a total loss of value) and you will lose all of your investment in the notes and the Cash Settlement Amount will be $0. We would be likely to call the notes under these circumstances, and you will not receive any payments on the notes.

PS-12

Even if the Index Closing Levels during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, are less than the Initial Index Level, you may receive less than the principal amount of your notes due to the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount, if applicable.

The amount of the Daily Investor Fee and any negative Daily Interest will reduce the payment, if any, you will receive at maturity, call or upon early redemption, or if you sell the notes. Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Index Business Day on which the Daily Interest Rate is negative. On those Index Business Days, the Daily Interest will be subtracted from the Deposit Amount. In addition, if you elect to require us to redeem your notes prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Indicative Note Value. If the Index Closing Levels, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, have decreased insufficiently to offset the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount, you will receive less than the principal amount of your investment at maturity, call or upon early redemption of your notes.

Leverage increases the sensitivity of your notes to changes in the level of the Index.

Because your investment in the notes is linked to a three times leveraged participation in the inverse performance of the Index, changes in the level of the Index will have a greater impact on the payout on your notes than on a payout on securities that are not so leveraged. In particular, any increase in the level of the Index will result in a significantly greater decrease in your payment at maturity, call or upon redemption, and you will suffer losses on your investment in the notes substantially greater than you would if your notes did not contain a leverage component. Accordingly, as a result of this leverage component and without taking into account any positive effect of the Daily Interest and the cumulative negative effect of the Daily Investor Fee, if the level of the Index increases over the term of the notes, the leverage component will magnify any losses at maturity, call or upon redemption.

As discussed below under “—The Index has limited actual historical information,” due to the small number of Index constituents, changes in the performance of just one Index constituent can have a material effect on the Index level. Giving effect to leverage, positive changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the notes.

The notes are subject to our credit risk.

The notes are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the notes. The notes are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on our ability to pay all amounts due on the notes at maturity, call or upon early redemption or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the notes. However, because the return on the notes is dependent upon certain factors in addition to our ability to pay our obligations on the notes, an improvement in our credit ratings will not reduce the other investment risks related to the notes. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the notes.

PS-13

The notes are not suitable for investors with longer-term investment objectives.

The notes are not intended to be “buy and hold” investments. The notes are intended to be daily trading tools for sophisticated investors, and are not intended to be held to maturity. The notes are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the Index and the closing Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for inverse positions in the Index constituents.

Investors should carefully consider whether the notes are appropriate for their investment portfolio. As discussed below, because the notes are meant to provide leveraged inverse exposure to changes in the daily Index Closing Level, their performance over months or years can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable). It is possible for the level of the Index to decrease over time while the market value of the notes declines over time. You should proceed with extreme caution in considering an investment in the notes.

The notes seek to provide a leveraged inverse return based on the performance of the Index (as adjusted for costs and fees). The notes do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index for periods longer than a single day. The notes rebalance their theoretical exposure on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses.

Daily rebalancing is likely to cause the notes to experience a “decay” effect, which will impair the performance of the notes if the Index experiences volatility from day to day, and such performance will be dependent on the path of daily returns during the holder’s holding period. The “decay” effect refers to a likely tendency of the notes to lose value over time. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the notes even if the performance of the Index is flat (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable). Although the decay effect is more likely to manifest itself the longer the notes are held, the decay effect can have a significant impact on the performance of the notes, even over a period as short as two days. The notes should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. The notes may not be appropriate for investors who intend to hold positions in an attempt to generate returns over periods different than one day. See “Hypothetical Examples.”

In addition, daily rebalancing will result in leverage relative to the closing Indicative Note Value that may be greater or less than the stated leverage factor if the value of the notes has changed since the beginning of the day in which you purchase the notes.

You should regularly monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis. As such, the notes will be more volatile than a non-leveraged investment linked to the Index. You should regularly monitor your holdings of the notes to ensure that they remain consistent with your investment strategies.

The notes are not suitable for all investors. In particular, the notes should be purchased only by sophisticated investors who do not intend to hold the notes as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting inverse leveraged investment results.

The notes require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The notes are risky and may not be suitable for investors who plan to hold them for longer periods of time. The notes are designed to achieve their stated investment objective on a daily basis, but the performance of the notes over different periods of time can differ significantly from their stated daily objectives because the relationship between the level of the Index and the Indicative Note Value will begin to break down as the length of an investor’s holding period increases. The notes are not long-term substitutes for inverse positions in the Index constituents. Accordingly, there is a significant possibility that the returns on the notes will not correlate with returns on the Index over periods longer than one day.

PS-14

Investors should carefully consider whether the notes are appropriate for their investment portfolio. The notes entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant three times inverse leverage on a daily basis, and the consequences of seeking daily inverse leveraged investment results generally. Investing in the notes is not equivalent to a direct investment in the Index constituents because the notes rebalance their theoretical exposure to the Index on a daily basis, which means exposure to the Index increases in response to that day’s losses and decreases in response to that day’s gains. Daily rebalancing will impair the performance of the notes if the Index experiences volatility from day to day, and such performance is dependent on the path of daily returns during an investor’s holding period. If the notes experience a high amount of realized volatility, there is a significant chance of a complete loss of your investment even if the performance of the Index is flat. In addition, the notes are meant to provide leveraged inverse exposure to changes in the Index Closing Level, which means their performance over months or years can differ significantly from the performance of the Index over the same period of time. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable).

The amount you receive at maturity, call or redemption will be contingent upon the compounded leveraged inverse daily performance of the Index during the term of the notes. There is no guarantee that you will receive at maturity, call or redemption your initial investment or any return on that investment. Significant adverse daily performances for the notes may not be offset by any beneficial daily performances of the same magnitude.

Due to the effect of compounding, if the Indicative Note Value increases, any subsequent increase of the Index level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant.

If the Indicative Note Value increases, the dollar amount that you can lose in any single Index Business Day from an increase of the Index level will increase correspondingly. This is because the Index Performance Factor will be applied to a larger Indicative Note Value and, consequently, a larger Short Index Amount in calculating any subsequent Indicative Note Value. As such, the dollar amount that you can lose from any increase will be greater than if the Indicative Note Value were maintained at a constant level. This means that if the Indicative Note Value increases, you could lose more than 3% of your initial investment for each 1% daily increase of the Index level.

Due to the effect of compounding, if the Indicative Note Value decreases, any subsequent decrease of the Index level will result in a smaller dollar increase on the Indicative Note Value than if the Indicative Note Value remained constant.

If the Indicative Note Value decreases, the dollar amount that you can gain in any single Index Business Day from a decrease of the Index level will decrease correspondingly. This is because the Index Performance Factor will be applied to a smaller Indicative Note Value and, consequently, a smaller Short Index Amount in calculating any subsequent Indicative Note Value. As such, the dollar amount that you can gain from any decrease of the Index level will be less than if the Indicative Note Value were maintained at a constant level. This means that if the Indicative Note Value decreases, it will take larger daily decreases of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Indicative Note Value were maintained at a constant level. Further, if you invest in the notes, you could gain less than 3% of your initial investment for each 1% daily decrease of the Index level.

The Indicative Note Value is reset daily, and the leverage of the notes during any given Exchange Business Day may be greater than or less than -3.0.

The Indicative Note Value is reset daily. Resetting the Indicative Note Value has the effect of resetting the then-current leverage to approximately -3.0. During any given Exchange Business Day, the leverage of the notes will depend on intra-day changes in the level of the Index and may be greater or less than -3.0. If the level of the Index on any Exchange Business Day has increased from the Index Closing Level on the preceding Index Business Day, the leverage of the notes will be greater (e.g., -3.3, -4.0, -6.0); conversely, if the level of the Index on any Exchange Business Day has decreased from the Index Closing Level on the preceding Index Business Day, the leverage of the notes will be less (e.g., -2.0, -1.0, -0.5). Thus, the leverage of the notes at the time that you purchase them may be greater or less than the target leverage of -3.0, depending on the performance of the Index since the immediately preceding Index Business Day. See “—The notes are subject to intraday purchase risk” below.

PS-15

The notes are subject to our Call Right, which does not allow for participation in any future performance of the Index. The exercise of our Call Right may adversely affect the value of, or your ability to sell, your notes. We may call the notes prior to the maturity date.

We have the right to call the notes upon 14 calendar days prior written notice. You will only be entitled to receive a payment on the Call Settlement Date equal to the Call Settlement Amount. The Call Settlement Amount may be less than the stated principal amount of your notes. You will not be entitled to any further payments after the Call Date, even if the Index level decreases substantially after the Call Measurement Period. In addition, the issuance of a notice of our election to exercise our call right may adversely impact your ability to sell your notes, and/or the price at which you may be able to sell your notes prior to the Call Settlement Date. We have no obligation to ensure that investors will not lose all or a portion of their investment in the notes if we call the notes; consequently, a potential conflict between our interests and those of the noteholders exists with respect to our Call Right.

If we exercise our right to call the notes prior to maturity, your payment on the Call Settlement Date may be less than the Indicative Note Value at the time we gave the notice of our election to call the notes.

As discussed above, we have the right to call the notes on or prior to the Maturity Date. The Call Settlement Amount will be payable on the Call Settlement Date and we will provide at least 14 calendar days’ notice prior to the Call Settlement Date of our election to exercise our call of the notes. The Call Settlement Amount per note will be based principally on the closing Indicative Note Value on each Index Business Day during the Call Measurement Period. The Call Measurement Period will be a period of five consecutive Index Business Days from, and including, the Call Calculation Date. The Call Calculation Date will be a date specified in our call notice, subject to postponement if such date is not an Index Business Day or in the event of a Market Disruption Event. It is possible that the market prices of the Index constituents, and, as a result, the Index Closing Level and the Indicative Note Value, may vary significantly between when we provide the notice of our intent to call the notes and the Call Calculation Date, including potentially as a result of our trading activities during this period, as described further under “We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.” As a result, you may receive a Call Settlement Amount that is significantly less than the Indicative Value at the time of the notice of our election to call the notes and may be less than your initial investment in the notes.

The notes do not pay any interest, and you will not have any ownership rights in the Index constituents.

The notes do not pay any interest, and you should not invest in the notes if you are seeking an interest-bearing investment. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. The Cash Settlement Amount, the Call Settlement Amount, or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Index constituents.

The Index Closing Level used to calculate the payment at maturity, call or upon a redemption may be greater than the Index Closing Level on the Maturity Date, Call Settlement Date or at other times during the term of the notes.

The Index Closing Level on the Maturity Date, Call Settlement Date or at other times during the term of the notes, including dates near the Final Measurement Period or the Call Measurement Period, as applicable, could be less than any of the Index Closing Levels during the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant decrease in the Index Closing Level after the Final Measurement Period or the Call Measurement Period, as applicable, or if there is a significant increase in the Index Closing Level around the Final Measurement Period or the Call Measurement Period, as applicable, or if there is significant volatility in the Index Closing Levels during the term of the notes.

PS-16

There are restrictions on the minimum number of notes you may request that we redeem and the dates on which you may exercise your right to have us redeem your notes.

If you elect to require us to redeem your notes, you must request that we redeem at least 25,000 notes on any Business Day commencing on the first Redemption Date (which was April 8, 2019) through and including the Final Redemption Date. If you own fewer than 25,000 notes, you will not be able to elect to require us to redeem your notes. Your request that we redeem your notes is only valid if we receive your Redemption Notice by email no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed Redemption Confirmation by 5:00 p.m., New York City time, that same day. If we do not receive such notice and confirmation, your redemption request will not be effective and we will not redeem your notes on the corresponding Redemption Date.

The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Because of the timing requirements of the Redemption Notice and the Redemption Confirmation, settlement of the redemption will be prolonged when compared to a sale and settlement in the secondary market. Because your request that we redeem your notes is irrevocable, this will subject you to loss if the level of the Index increases after we receive your request. Furthermore, our obligation to redeem the notes prior to maturity may be postponed upon the occurrence of a Market Disruption Event.

If you want to sell your notes but are unable to meet the minimum redemption requirements, you may sell your notes into the secondary market at any time, subject to the risks described below. A trading market for the notes may not develop. Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

You will not know the Redemption Amount at the time you elect to request that we redeem your notes.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your notes. Your notice to us to redeem your notes is irrevocable and must be received by us no later than 2:00 p.m., New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same day. The Redemption Measurement Date is the Index Business Day following the applicable Redemption Notice Date. You will not know the Redemption Amount until after the Redemption Measurement Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the applicable Redemption Measurement Date. As a result, you will be exposed to market risk in the event the level of the Index fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your notes, and prior to the relevant Redemption Date.

Market disruptions may adversely affect your return.

The Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents the Calculation Agent from determining the closing Indicative Note Values during the Final Measurement Period or the Call Measurement Period, or on a Redemption Measurement Date, and prevents the Calculation Agent from calculating the amount that we are required to pay you, if any. These events may include disruptions or suspensions of trading in the markets as a whole. If the Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the determination of the Index Closing Level will be postponed and your return will be adversely affected. Moreover, if the final Averaging Date (as defined under “Specific Terms of the Notes — Market Disruption Events”) is postponed to the last possible day and the Index Closing Level is not available on that day if such day is not an Index Business Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level on such last possible day. See “Specific Terms of the Notes — Market Disruption Events” for more information. Because the Calculation Agent is our affiliate, its interests in making a determination of this kind may be adverse to the interests of holders of the notes.

PS-17

Significant aspects of the tax treatment of the notes are uncertain.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this pricing supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the section entitled “Supplemental Tax Considerations” in this pricing supplement. You should consult your tax advisor about your own tax situation.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market.

The Intraday Indicative Value at any point in time of an Index Business Day will equal (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. Because the Intraday Indicative Value uses an intraday Index level for its calculation, a variation in the intraday level of the Index from the previous Index Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Index Business Day’s closing Indicative Note Value or the price of the notes purchased intraday.

The trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at such time, if one exists. The trading price of the notes at any time may vary significantly from the Intraday Indicative Value of the notes at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads, and any corresponding premium in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the Intraday Indicative Value of the notes could lead to significant losses in the event the investor sells such notes at a time when that premium is no longer present in the market place or the notes are called, in which case investors will receive a cash payment based on the closing Indicative Note Value of the notes during the Call Measurement Period. See “— There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” below. We may, without providing you notice or obtaining your consent, create and issue notes in addition to those offered by this pricing supplement having the same terms and conditions as the notes. However, we are under no obligation to sell additional notes at any time, and we may suspend issuance of new notes at any time and for any reason without providing you notice or obtaining your consent. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of such additional notes, the price and liquidity of the notes could be materially and adversely affected, including an increase or decline in the premium purchase price of the notes over the Intraday Indicative Value of the notes. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the notes.

Publication of the Intraday Indicative Value may be delayed, particularly if the publication of the intraday Index value is delayed. See “Intraday Value of the Index and the Notes—Intraday Indicative Note Values.”

PS-18

There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market.

The notes have been listed on the NYSE under the ticker symbol “BNKD.” No assurance can be given as to the continued listing of the notes for their term or of the liquidity or trading market for the notes. There can be no assurance that a secondary market for the notes will be maintained. We are not required to maintain any listing of the notes on any securities exchange.

If the notes are delisted, they will no longer trade on a national securities exchange. Trading in delisted notes, if any, would be on an over-the-counter basis. If the notes are removed from their primary source of liquidity, it is possible that holders may not be able to trade their notes at all. We cannot predict with certainty what effect, if any, a delisting would have on the trading price of the notes, however, the notes may trade at a significant discount to their indicative value. If a holder had paid a premium over the Intraday Indicative Value of the notes and wanted to sell the notes at a time when that premium has declined or is no longer present, the investor may suffer significant losses and may be unable to sell the notes in the secondary market.

The notes could be delisted by the NYSE if they cease to satisfy the listing requirements of the exchange, for example, in the event that there is a material change in the Index that causes the Index to no longer meet the NYSE’s listing requirements. See “Specific Terms of the Notes—Discontinuation of or Adjustments to the Index; Alteration of Method of Calculation.”

Although the title of the notes includes the words “exchange-traded notes,” we are not obligated to maintain the listing of the notes on the NYSE or any other exchange. We may elect to discontinue the listing of the notes at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the notes. If the notes ceased to be listed on an exchange, the words “exchange-traded notes” will continue to be included in their title in any event.

The NYSE may halt trading in the notes or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact your ability to sell the notes.

Trading in the notes may be halted due to market conditions or, in light of the NYSE’s rules and procedures, for reasons that, in the view of the NYSE, make trading in the notes inadvisable. General exchange trading is subject to trading halts caused by extraordinary market volatility. In addition, the notes may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the notes within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the value of the notes declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your notes for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the NYSE. In that circumstance, by the time you are finally able to sell your notes, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Additionally, the ability to short sell notes may be restricted when there is a significant change from the previous day’s official closing price. The NYSE’s rules relating to these matters are subject to change from time to time.

The liquidity of the market for the notes may vary materially over time, and may be limited if you do not hold at least 25,000 notes.

As stated on the cover of this pricing supplement, we sold a portion of the notes on the Initial Trade Date, and the remainder of the notes may be offered and sold from time to time, through BMOCM, our affiliate, as agent, to investors and dealers acting as principals. Certain affiliates of BMOCM may engage in limited purchase and resale transactions in the notes, and we or BMOCM may purchase notes from holders in amounts and at prices that may be agreed from time to time, although none of us are required to do so. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the notes or due to our or our affiliates’ purchases of notes in the secondary market. Accordingly, the liquidity of the market for the notes could vary materially over the term of the notes. There may not be sufficient liquidity to enable you to sell your notes readily and you may suffer substantial losses and/or sell your notes at prices substantially less than their Intraday Indicative Value or Indicative Note Value, including being unable to sell them at all or only for a minimal price in the secondary market. You may elect to require us to redeem your notes, but such redemption is subject to the restrictive conditions and procedures described in this pricing supplement, including the condition that you must request that we redeem a minimum of 25,000 notes on any Redemption Date.

PS-19

We may sell additional notes at different prices but we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time.

In our sole discretion, we may decide to issue and sell additional notes from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Note Value at that time. The price of the notes in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such notes. Additionally, any notes held by us or an affiliate in inventory may be resold at prevailing market prices. However, we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict such sales, and we may stop selling additional notes at any time. If we start selling additional notes, we may stop selling additional notes for any reason, which could materially and adversely affect the price and liquidity of such notes in the secondary market.

Any limitation or suspension on the issuance or sale of the notes by us or BMOCM may materially and adversely affect the price and liquidity of the notes in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the notes to trade at a premium over the indicative value of the notes. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Note Value could lead to significant losses if you sell those notes at a time when that premium is no longer present in the marketplace or if the notes are called at our option. If we call the notes prior to maturity, investors will receive a cash payment in an amount equal to the Call Settlement Amount, which will not include any premium. Investors should consult their financial advisors before purchasing or selling the notes, especially if they are trading at a premium.

The value of the notes in the secondary market may be influenced by many unpredictable factors.

The market value of your notes may fluctuate between the date you purchase them and the relevant date of determination. You may also sustain a significant loss if you sell your notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the notes. We expect that, generally, the Index level on any day will affect the value of the notes more than any other single factor. The value of the notes may be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the Index and the prices of the Index constituents;

•	the time to maturity of the notes;

•	the market price and expected distributions on the Index constituents;

•	interest and yield rates in the market generally;

•	supply and demand for the notes, including, but not limited to, inventory positions with BMOCM or any market maker or other person or entity who is trading the notes (supply and demand for the notes will be affected by the total issuance of notes, and we are under no obligation to issue additional notes to increase the supply);

•	the amount of the Daily Investor Fee on the relevant date of determination;

•	whether the Daily Interest has been negative or positive;

•	the Index constituents and changes to those Index constituents over time;

•	whether the notes have been delisted from the NYSE;

•	economic, financial, political, regulatory, judicial, military and other events that affect the Index constituents or that affect markets generally and which may affect the Index Closing Level; and

•	our actual or perceived creditworthiness.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. If you sell the notes, you may receive significantly less than the amount that you paid for them.

PS-20

The notes are subject to intraday purchase risk.

The notes may be purchased in the secondary market at prices other than the closing Indicative Note Value, which will have an effect on the effective leverage amount of the notes. Because the exposure is fixed each night and does not change intraday as the level of the Index moves in favor of the notes (i.e., the level of the Index decreases), the actual exposure in the notes decreases. The reverse is also true. The table below presents the hypothetical exposure an investor has (ignoring all costs, fees and other factors) when purchasing a note intraday given the movement of the level of the Index since the closing level of the Index on the prior Index Business Day. The resulting effective exposure amount will then be constant for that purchaser until the earlier of (i) a sale or (ii) the end of the Index Business Day. The table below assumes the closing Indicative Note Value for the notes was $50 on the prior Index Business Day and the closing level of the Index on the prior Index Business Day was 100.00.

A	B	C	D	E
Index Level	% Change in Index	Hypothetical Price for -3x Notes C=$50*(1-3*B)	Hypothetical Notional Exposure for -3x Notes D=$50*(1+B)*-3	Effective Leverage Amount of -3x Notes E=D/C
120.00	20%	$20.00	-$180.00	-9.00
115.00	15%	$27.50	-$172.50	-6.27
110.00	10%	$35.00	-$165.00	-4.71
105.00	5%	$42.50	-$157.50	-3.71
104.00	4%	$44.00	-$156.00	-3.55
103.00	3%	$45.50	-$154.50	-3.40
102.00	2%	$47.00	-$153.00	-3.26
101.00	1%	$48.50	-$151.50	-3.12
100.00	0%	$50.00	-$150.00	-3.00
99.00	-1%	$51.50	-$148.50	-2.88
98.00	-2%	$53.00	-$147.00	-2.77
97.00	-3%	$54.50	-$145.50	-2.67
96.00	-4%	$56.00	-$144.00	-2.57
95.00	-5%	$57.50	-$142.50	-2.48
85.00	-15%	$72.50	-$127.50	-1.76
80.00	-20%	$80.00	-$120.00	-1.50

The table above shows that if the level of the Index increases during the Index Business Day, your effective exposure increases from three times leveraged short. For example, if the level of the Index increases by 20%, your effective exposure increases from -3x to -9x.

The table above also shows that if the level of the Index decreases during the Index Business Day, your effective exposure decreases from three times leveraged short. For example, if the level of the Index decreases by 20%, your effective exposure decreases from -3x to -1.5x.

Risks Relating to Conflicts of Interest and Hedging

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, the Index or any of the Index constituents.

You should not take our offering of the notes as an expression of our views about how the Index or any of the Index constituents will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Index or any of the Index constituents, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the Index or one or more of the Index constituents that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this pricing supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

PS-21

We are not currently affiliated with any constituent issuer or the Index Sponsor. However, we or our affiliates may currently or from time to time in the future engage in business with a constituent issuer or the Index Sponsor. Nevertheless, neither we nor any of our affiliates independently verified the accuracy or the completeness of any information about the Index Sponsor or any of the constituent issuers disclosed by the Index Sponsor, the Index Calculation Agent or the constituent issuers.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the Index or one or more Index constituents. We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the Index or one or more Index constituents at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing at any time and from time to time. We cannot give you any assurances that our hedging will not positively affect the level of the Index or the performance of the notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

These hedging activities may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which BMOCM is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

Bank of Montreal or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents, the constituent issuers or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could positively affect the market price of the Index constituents and the Index level and, therefore negatively affect the market value of the notes. Bank of Montreal or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any constituent issuers, the Index constituents or the Index. By introducing competing products into the market place in this manner, Bank of Montreal or its affiliates could adversely affect the market value of the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the constituent issuers, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the constituent issuers, and we will not disclose any such information to you. Any prospective purchaser of notes should undertake an independent investigation of each constituent issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

PS-22

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of other securities or financial instruments with returns linked or related to changes in the Index level or the Index constituents. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. By introducing competing products into the market place in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

BMOCM and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future. Any such research, opinions or recommendations could affect the level of the Index and of each of the Index constituents, and therefore the market value of the notes.

BMOCM and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. BMOCM and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by BMOCM or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes, the Index, the constituent issuers and the Index constituents.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to BMOCM’s role as Calculation Agent.

BMOCM, one of our affiliates, will act as the Calculation Agent. The Calculation Agent will make all determinations relating to the notes, including the Index Closing Level, the Index Performance Factor, the Indicative Note Value, the Daily Investor Fee, the Deposit Amount, the Short Index Amount, the Daily Interest, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, and the Redemption Amount, if any, that we will pay you upon early redemption, if applicable. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. In performing these duties, BMOCM may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where BMOCM, as the Calculation Agent, is entitled to exercise discretion.

Risks Relating to the Index

The Index has limited actual historical information.

The Index was launched on February 25, 2019. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the notes may involve a greater risk than investing in securities linked to an Index with a more established record of performance.

The historical performance of the Index should not be taken as an indication of its future performance. While the trading prices of the Index constituents will determine the Index level, it is impossible to predict whether the Index level will fall or rise. Trading prices of the Index constituents will be influenced by the complex and interrelated economic, financial, regulatory, geographic, judicial, tax, political and other factors that can affect the capital markets generally and the equity trading markets on which the Index constituents are traded, and by various circumstances that can influence the prices of the Index constituents. Due to the small number of Index constituents, the level of the Index may be materially affected by changes in the level of a small number of Index constituents, or even one Index constituent.

PS-23

Solactive AG, as the Index Calculation Agent, may adjust the Index in a way that may affect its level, and the Index Calculation Agent has no obligation to consider your interests.

Solactive AG, as the Index Calculation Agent, Index Sponsor and Index Administrator, is responsible for calculating and maintaining the Index. The Index Sponsor can add, delete or substitute an Index constituent or make other methodological changes that could change the Index level. Changes to the Index constituents may affect the Index, as a newly added equity security may perform significantly better or worse than the Index constituent or constituents it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the notes. As the Index Calculation Agent, Index Sponsor and Index Administrator, Solactive AG has no obligation to consider your interests in calculating or revising the Index, and you will not have any rights against Solactive AG if it takes any such action. See “The Index.”

We and our affiliates have no affiliation with Solactive AG and are not responsible for any of their public disclosure of information.

We and our affiliates are not affiliated with Solactive AG, as the Index Calculation Agent, Index Sponsor and Index Administrator (except for licensing arrangements discussed under “The Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the notes and the payment at maturity, call or upon early redemption. The Calculation Agent may designate a successor index in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, call or upon early redemption will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the Notes — Market Disruption Events” and “— Calculation Agent.” The Index Sponsor is not involved in the offer of the notes in any way and has no obligation to consider your interest as an owner of the notes in taking any actions that might affect the market value of your notes.

Solactive AG, as the Index Calculation Agent, Index Sponsor and Index Administrator is not involved in the offering of the notes in any way and it does not have any obligation of any sort with respect to your notes. We are not affiliated with Solactive AG, as Index Calculation Agent, Index Sponsor and Index Administrator, and it does not have any obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of the notes.

We have derived the information about Solactive AG and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have undertaken any independent review of the publicly available information about Solactive AG, as the Index Calculation Agent, Index Sponsor and Index Administrator or the Index contained in this pricing supplement. You, as an investor in the notes, should make your own independent investigation into Solactive AG, as the Index Calculation Agent, Index Sponsor and Index Administrator and the Index.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the intraday Index value and the end-of-day closing value of the Index.

The Index Calculation Agent is under no obligation to continue to calculate the intraday Index value and end-of-day official closing value of the Index, or to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the Intraday Indicative Values related to the Index or the Intraday Indicative Value of the notes.

The Index lacks diversification and is vulnerable to fluctuations in the banking industry.

All of the stocks included in the Index are issued by companies whose primary lines of business are in the banking industry. As a result, the stocks that will determine the performance of the Index and hence, the value of the notes, are concentrated in one industry and vulnerable to events affecting that industry. Although an investment in the notes will not give holders any ownership or other direct interests in the Index constituents, the return on an investment in the notes will be subject to certain risks, including those described below, associated with a short equity investment in companies in the banking industry. Accordingly, by investing in the notes, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors. The Index is also subject to the risk that large-capitalization stocks may outperform other segments of the equity market or the equity market as a whole. Larger, more established companies may be better able to respond quickly to new competitive challenges such as changes in customer preferences or technology and may be less likely to encounter challenges faced by smaller companies, especially during extended periods of economic contraction. Additionally, banking stocks generally, and certain of the index constituents specifically, have previously experienced periods of prolonged price appreciation as well as market volatility. Such performance, if it occurs in the future, would be expected to negatively affect the value of the notes.

PS-24

A limited number of Index constituents may affect the Index Closing Level, and the Index is not necessarily representative of its focus industry.

Each of the Index constituents represents 10% of the weight of the Index as of each monthly Adjustment Date. Any increase in the market price of any of those stocks is likely to have a substantial adverse impact on the Index Closing Level and the value of the notes. Significant changes to any of these stocks or their issuers, including a merger or similar transaction, will have a more material impact on the level of the Index as compared to a more diversified index. Due to the small number of Index constituents, those Index constituents and the Index itself may not necessarily follow the price movements of the entire banking industry. If the Index constituents increase in value, the Index will also increase in value, even if common stock prices of other companies in the banking industry generally decrease in value. Giving effect to leverage, positive changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the notes. See “Summary—Path Dependence and Daily Leverage Reset” above. In addition, if an Index constituent is removed from this Index, for example, upon a merger or a liquidation, the Index may include less than 10 constituents until the next monthly Selection Date (as defined below).

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may delist an Index constituent. Procedures have been established by the Index Sponsor to address such an event. Because there are only 10 Index constituents as of the date of this pricing supplement, there can be no assurance that the replacement or delisting of the Index constituents, or any other force majeure event, will not have an adverse or distortive effect on the Index level or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the notes. An Index constituent may also be removed from the Index, as described under “The Index — Index Maintenance.”

We are not currently affiliated with any of the constituent issuers.

We are not currently affiliated with any of the constituent issuers. As a result, we have no ability, nor expect to have the ability in the future, to control the actions of such constituent issuers, including actions that could affect the value of the Index constituents or the value of your notes, and we are not responsible for any disclosure made by any other company. None of the money you pay us will go to any of the constituent issuers represented in the Index and none of the constituent issuers will be involved in the offering of the notes in any way. The constituent issuers will not have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

In the event we become affiliated with any of the constituent issuers, we will have no obligation to consider your interests as a holder of the notes in taking any action with respect to such constituent issuer that might affect the value of your notes.

PS-25

HYPOTHETICAL EXAMPLES

Hypothetical Payment at Maturity

The following examples and table illustrate how the notes would perform at maturity in hypothetical circumstances, and are intended to highlight how the return on the notes is affected by the daily performance of the Index, fees, leverage, compounding and path dependency. For ease of review, hypothetical examples 1-5 cover a 22-day period.

The daily resetting of the leverage is likely to cause each note to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the level of the Index. The “decay” effect refers to a likely tendency of the notes to lose value over time. Accordingly, the notes are not suitable for intermediate- or long-term investment, as any intermediate- or long-term investment is very likely to sustain significant losses, even if the Index depreciates over the relevant time period. Although the decay effect is more likely to impact the return on the notes the longer the notes are held, the decay effect can have a significant impact on the note performance even over a period as short as two days. The notes are suitable only for sophisticated investors. If you invest in the notes, you should continuously monitor your holdings of the notes and make investment decisions at least on each trading day.

We have included examples in which the Index level alternatively decreases and increases at a constant rate of 3.00% per day, with the Index level dropping by one point by day 22 (Example 1) and a Note Return of -8.83%, and an example in which the Index level increases at a constant rate of 3.00% per day, increasing 91.6 points by day 22 (Example 2) and a Note Return of -87.48%.

Examples 3-5 highlight the effect of volatility in the Index. In Example 3, the Index level decreases by a constant 1% per day, with a decrease of 19.8 points by day 22 and a Note Return of 91.06%. In contrast, the Index in Example 4, at day 22, has decreased 19.6 points; however, due to the volatility of the Index on a daily basis, the Note Return is -72.82%, a 163.88% difference from the Note Return in Example 3. Example 5 also highlights the effect of volatility in the Index, in that the Index increases and decreases in a volatile manner over the 22-day period, and ends at the same level as on day one. The Note Return is -37.10% even though the Index level is still at 100. For ease of analysis and presentation, examples 1-5 assume that the notes were purchased on the Initial Trade Date at the Indicative Note Value and disposed of on the Maturity Date, no Market Disruption Events occurred and that the term of the notes is 22 days. In Examples 1-5, the Daily Investor Fee and the Daily Interest assume that there are no weekends or holidays; every calendar day is assumed to be an Exchange Business Day. We have not considered a call or early redemption for simplicity.

Table 1 illustrates the effect of two factors that affect the notes’ performance: Index volatility and Index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of the Index and is calculated as the standard deviation of the natural logarithms of the Index Performance Factor (calculated daily), multiplied by the square root of the number of Exchange Business Days per year (assumed to be 252). Table 1 shows estimated note returns for a number of combinations of Index volatility and Index return over a one-year period. To isolate the impact of daily leveraged exposure, the table assumes no Daily Investor Fees, Daily Interest of 0% and that the volatility of the Index remains constant over time. If these assumptions were different, the notes’ performance would be different than that shown. If the effect of the Daily Investor Fee and the Daily Interest Rate were included, the notes’ performance would be different than that shown.

Table 1 is an example in which the notes correspond (before giving effect to the Daily Investor Fee and the Daily Interest) to three times (3x) the daily inverse performance of the Index. The notes might be incorrectly expected to achieve a 30% return on a yearly basis if the Index return was -10%, absent the effects of compounding. However, as Table 1 shows, with an Index volatility of 40%, and given the assumptions listed above, the notes would return -47.48%. In Table 1, shaded areas represent those scenarios where the notes will outperform (i.e., return more than) the inverse Index performance times 3.0 leverage; conversely areas not shaded represent those scenarios where the notes will underperform (i.e., return less than) the inverse Index performance times 3.0 leverage.

PS-26

These examples and table highlight the impact of the Daily Investor Fee, leverage and compounding on the payment at maturity under different circumstances. Many other factors will affect the value of the notes, and these figures are provided for illustration only. These hypothetical examples and table should not be taken as an indication or a prediction of future Index performance or investment results and are intended to illustrate a few of the possible returns on the notes. Because the Indicative Note Value takes into account the net effect of the Daily Investor Fee, which is a fixed percentage of the value of the note, and the performance of the Index, the Indicative Note Value is dependent on the path taken by the Index level to arrive at its ending level. The figures in these examples and table have been rounded for convenience.

PS-27

Example 1: The Index level alternatively decreases and increases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Principal Amount	$50.00
Initial Index Level	100
Note Return	-8.83%
Cumulative Index Return	-0.99%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	97.0	-3.0%	0.97	$0.0013	$0.0013	-$0.0055	$199.99	$145.50	$54.49	8.99%
2	99.9	3.0%	1.03	$0.0014	$0.0027	-$0.0060	$217.97	$168.38	$49.58	-9.01%
3	96.9	-3.0%	0.97	$0.0013	$0.0040	-$0.0054	$198.32	$144.28	$54.04	8.99%
4	99.8	3.0%	1.03	$0.0014	$0.0054	-$0.0059	$216.14	$166.97	$49.17	-9.01%
5	96.8	-3.0%	0.97	$0.0013	$0.0067	-$0.0054	$196.66	$143.07	$53.58	8.99%
6	99.7	3.0%	1.03	$0.0014	$0.0081	-$0.0059	$214.33	$165.58	$48.75	-9.01%
7	96.7	-3.0%	0.97	$0.0013	$0.0094	-$0.0053	$195.01	$141.88	$53.14	8.99%
8	99.6	3.0%	1.03	$0.0014	$0.0107	-$0.0058	$212.54	$164.19	$48.35	-9.01%
9	96.7	-3.0%	0.97	$0.0013	$0.0120	-$0.0053	$193.38	$140.69	$52.69	8.99%
10	99.6	3.0%	1.03	$0.0014	$0.0134	-$0.0058	$210.76	$162.82	$47.94	-9.01%
11	96.6	-3.0%	0.97	$0.0012	$0.0146	-$0.0053	$191.76	$139.51	$52.25	8.99%
12	99.5	3.0%	1.03	$0.0014	$0.0160	-$0.0057	$208.99	$161.45	$47.54	-9.01%
13	96.5	-3.0%	0.97	$0.0012	$0.0172	-$0.0052	$190.16	$138.34	$51.81	8.99%
14	99.4	3.0%	1.03	$0.0013	$0.0186	-$0.0057	$207.24	$160.10	$47.14	-9.01%
15	96.4	-3.0%	0.97	$0.0012	$0.0198	-$0.0052	$188.56	$137.19	$51.38	8.99%
16	99.3	3.0%	1.03	$0.0013	$0.0211	-$0.0056	$205.51	$158.76	$46.75	-9.01%
17	96.3	-3.0%	0.97	$0.0012	$0.0223	-$0.0051	$186.99	$136.04	$50.95	8.99%
18	99.2	3.0%	1.03	$0.0013	$0.0237	-$0.0056	$203.79	$157.43	$46.36	-9.01%
19	96.2	-3.0%	0.97	$0.0012	$0.0249	-$0.0051	$185.42	$134.90	$50.52	8.99%
20	99.1	3.0%	1.03	$0.0013	$0.0262	-$0.0055	$202.08	$156.11	$45.97	-9.01%
21	96.1	-3.0%	0.97	$0.0012	$0.0274	-$0.0050	$183.87	$133.77	$50.10	8.99%
22	99.0	3.0%	1.03	$0.0013	$0.0287	-$0.0055	$200.39	$154.81	$45.58	-9.01%

PS-28

Example 2: The Index level increases by a constant 3.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Principal Amount	$50.00
Initial Index Level	100
Note Return	-87.48%
Cumulative Index Return	91.61%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	103.0	3.0%	1.03	$0.0013	$0.0013	-$0.0055	$199.99	$154.50	$45.49	-9.01%
2	106.1	3.0%	1.03	$0.0012	$0.0025	-$0.0050	$181.97	$140.57	$41.39	-9.01%
3	109.3	3.0%	1.03	$0.0011	$0.0036	-$0.0045	$165.57	$127.90	$37.66	-9.01%
4	112.6	3.0%	1.03	$0.0010	$0.0045	-$0.0041	$150.64	$116.37	$34.27	-9.01%
5	115.9	3.0%	1.03	$0.0009	$0.0054	-$0.0038	$137.06	$105.89	$31.18	-9.01%
6	119.4	3.0%	1.03	$0.0008	$0.0062	-$0.0034	$124.71	$96.34	$28.37	-9.01%
7	123.0	3.0%	1.03	$0.0007	$0.0070	-$0.0031	$113.47	$87.66	$25.81	-9.01%
8	126.7	3.0%	1.03	$0.0007	$0.0077	-$0.0028	$103.24	$79.76	$23.48	-9.01%
9	130.5	3.0%	1.03	$0.0006	$0.0083	-$0.0026	$93.94	$72.57	$21.37	-9.01%
10	134.4	3.0%	1.03	$0.0006	$0.0088	-$0.0023	$85.47	$66.03	$19.44	-9.01%
11	138.4	3.0%	1.03	$0.0005	$0.0093	-$0.0021	$77.76	$60.08	$17.69	-9.01%
12	142.6	3.0%	1.03	$0.0005	$0.0098	-$0.0019	$70.76	$54.66	$16.09	-9.01%
13	146.9	3.0%	1.03	$0.0004	$0.0102	-$0.0018	$64.38	$49.73	$14.64	-9.01%
14	151.3	3.0%	1.03	$0.0004	$0.0106	-$0.0016	$58.57	$45.25	$13.32	-9.01%
15	155.8	3.0%	1.03	$0.0003	$0.0109	-$0.0015	$53.30	$41.17	$12.12	-9.01%
16	160.5	3.0%	1.03	$0.0003	$0.0113	-$0.0013	$48.49	$37.46	$11.03	-9.01%
17	165.3	3.0%	1.03	$0.0003	$0.0115	-$0.0012	$44.12	$34.08	$10.04	-9.01%
18	170.2	3.0%	1.03	$0.0003	$0.0118	-$0.0011	$40.14	$31.01	$9.13	-9.01%
19	175.4	3.0%	1.03	$0.0002	$0.0120	-$0.0010	$36.53	$28.22	$8.31	-9.01%
20	180.6	3.0%	1.03	$0.0002	$0.0123	-$0.0009	$33.23	$25.67	$7.56	-9.01%
21	186.0	3.0%	1.03	$0.0002	$0.0125	-$0.0008	$30.24	$23.36	$6.88	-9.01%
22	191.6	3.0%	1.03	$0.0002	$0.0126	-$0.0008	$27.51	$21.25	$6.26	-9.01%

PS-29

Example 3: The Index level decreases by a constant 1.00% per day.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Principal Amount	$50.00
Initial Index Level	100
Note Return	91.06%
Cumulative Index Return	-19.84%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	99.0	-1.0%	0.99	$0.0013	$0.0013	-$0.0055	$199.99	$148.50	$51.49	2.99%
2	98.0	-1.0%	0.99	$0.0013	$0.0026	-$0.0056	$205.97	$152.93	$53.03	2.99%
3	97.0	-1.0%	0.99	$0.0014	$0.0040	-$0.0058	$212.12	$157.50	$54.61	2.99%
4	96.1	-1.0%	0.99	$0.0014	$0.0054	-$0.0060	$218.45	$162.21	$56.25	2.99%
5	95.1	-1.0%	0.99	$0.0015	$0.0069	-$0.0062	$224.98	$167.05	$57.93	2.99%
6	94.1	-1.0%	0.99	$0.0015	$0.0084	-$0.0063	$231.69	$172.04	$59.66	2.99%
7	93.2	-1.0%	0.99	$0.0016	$0.0100	-$0.0065	$238.61	$177.18	$61.44	2.99%
8	92.3	-1.0%	0.99	$0.0016	$0.0116	-$0.0067	$245.74	$182.47	$63.27	2.99%
9	91.4	-1.0%	0.99	$0.0016	$0.0132	-$0.0069	$253.08	$187.92	$65.16	2.99%
10	90.4	-1.0%	0.99	$0.0017	$0.0149	-$0.0071	$260.64	$193.53	$67.11	2.99%
11	89.5	-1.0%	0.99	$0.0017	$0.0167	-$0.0074	$268.42	$199.31	$69.11	2.99%
12	88.6	-1.0%	0.99	$0.0018	$0.0185	-$0.0076	$276.44	$205.26	$71.18	2.99%
13	87.8	-1.0%	0.99	$0.0019	$0.0203	-$0.0078	$284.69	$211.39	$73.30	2.99%
14	86.9	-1.0%	0.99	$0.0019	$0.0222	-$0.0080	$293.19	$217.70	$75.49	2.99%
15	86.0	-1.0%	0.99	$0.0020	$0.0242	-$0.0083	$301.95	$224.21	$77.74	2.99%
16	85.1	-1.0%	0.99	$0.0020	$0.0262	-$0.0085	$310.97	$230.90	$80.07	2.99%
17	84.3	-1.0%	0.99	$0.0021	$0.0283	-$0.0088	$320.25	$237.80	$82.46	2.99%
18	83.5	-1.0%	0.99	$0.0021	$0.0304	-$0.0090	$329.82	$244.90	$84.92	2.99%
19	82.6	-1.0%	0.99	$0.0022	$0.0326	-$0.0093	$339.67	$252.21	$87.46	2.99%
20	81.8	-1.0%	0.99	$0.0023	$0.0349	-$0.0096	$349.81	$259.74	$90.07	2.99%
21	81.0	-1.0%	0.99	$0.0023	$0.0373	-$0.0099	$360.26	$267.50	$92.76	2.99%
22	80.2	-1.0%	0.99	$0.0024	$0.0397	-$0.0102	$371.02	$275.49	$95.53	2.99%

PS-30

Example 4: The Index level decreases in a volatile manner.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Principal Amount	$50.00
Initial Index Level	100
Note Return	-72.82%
Cumulative Index Return	-19.63%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	89.0	-11.0%	0.89	$0.0013	$0.0013	-$0.0055	$199.99	$133.50	$66.49	32.99%
2	92.6	4.0%	1.04	$0.0017	$0.0030	-$0.0073	$265.96	$207.46	$58.51	-12.01%
3	95.3	3.0%	1.03	$0.0015	$0.0046	-$0.0064	$234.01	$180.78	$53.23	-9.01%
4	103.9	9.0%	1.09	$0.0014	$0.0059	-$0.0058	$212.92	$174.07	$38.85	-27.01%
5	109.1	5.0%	1.05	$0.0010	$0.0070	-$0.0043	$155.40	$122.38	$33.02	-15.01%
6	121.1	11.0%	1.11	$0.0009	$0.0078	-$0.0036	$132.07	$109.95	$22.12	-33.01%
7	128.4	6.0%	1.06	$0.0006	$0.0084	-$0.0024	$88.47	$70.34	$18.13	-18.01%
8	134.8	5.0%	1.05	$0.0005	$0.0089	-$0.0020	$72.53	$57.12	$15.41	-15.01%
9	161.8	20.0%	1.20	$0.0004	$0.0093	-$0.0017	$61.64	$55.48	$6.16	-60.01%
10	127.8	-21.0%	0.79	$0.0002	$0.0094	-$0.0007	$24.65	$14.60	$10.04	62.99%
11	122.7	-4.0%	0.96	$0.0003	$0.0097	-$0.0011	$40.17	$28.93	$11.25	11.99%
12	131.3	7.0%	1.07	$0.0003	$0.0100	-$0.0012	$44.99	$36.11	$8.88	-21.01%
13	154.9	18.0%	1.18	$0.0002	$0.0102	-$0.0010	$35.54	$31.45	$4.09	-54.01%
14	165.7	7.0%	1.07	$0.0001	$0.0103	-$0.0004	$16.34	$13.11	$3.23	-21.01%
15	159.1	-4.0%	0.96	$0.0001	$0.0104	-$0.0004	$12.91	$9.29	$3.61	11.99%
16	120.9	-24.0%	0.76	$0.0001	$0.0105	-$0.0004	$14.45	$8.24	$6.22	71.99%
17	106.4	-12.0%	0.88	$0.0002	$0.0107	-$0.0007	$24.86	$16.41	$8.45	35.99%
18	92.6	-13.0%	0.87	$0.0002	$0.0109	-$0.0009	$33.81	$22.06	$11.75	38.99%
19	82.4	-11.0%	0.89	$0.0003	$0.0112	-$0.0013	$46.99	$31.36	$15.62	32.99%
20	76.6	-7.0%	0.93	$0.0004	$0.0116	-$0.0017	$62.49	$43.59	$18.90	20.99%
21	70.5	-8.0%	0.92	$0.0005	$0.0121	-$0.0021	$75.60	$52.17	$23.43	23.99%
22	80.4	14.0%	1.14	$0.0006	$0.0127	-$0.0026	$93.73	$80.15	$13.59	-42.01%

PS-31

Example 5: The Index level increases and decreases in a volatile manner, ending at the same level.

Assumptions
Fee Rate	0.95% per annum
Daily Leverage Factor	3
Daily Deposit Factor	4
Daily Interest Rate	-1.00%
Principal Amount	$50.00
Initial Index Level	100
Note Return	-37.10%
Cumulative Index Return	-0.02%

Day	Index Level	Daily Index Performance	Index Performance Factor	Daily Investor Fee	Fee Accrual	Daily Interest	Deposit Amount	Short Index Amount	Indicative Note Value	Note Return
A	B	C	D	E	F	G	H	I	J	K
	Previous Index Level * (1+C)		Current Index Level / Previous Index Level	Previous Indicative Note Value * Fee Rate/365	Total of E	Previous Indicative Note Value * Daily Deposit Factor * Daily Interest Rate/365	(Previous Indicative Note Value * Daily Deposit Factor) + G - E	(Previous Indicative Note Value * D * Daily Leverage Factor)	H - I	(Current Indicative Note Value - Previous Indicative Note Value)/ Previous Indicative Note Value

0	100.0						$200.00	$150.00	$50.00	0.00%
1	102.0	2.0%	1.02	$0.0013	$0.0013	-$0.0055	$199.99	$153.00	$46.99	-6.01%
2	105.1	3.0%	1.03	$0.0012	$0.0025	-$0.0051	$187.97	$145.21	$42.76	-9.01%
3	109.3	4.0%	1.04	$0.0011	$0.0036	-$0.0047	$171.02	$133.40	$37.62	-12.01%
4	98.3	-10.0%	0.90	$0.0010	$0.0046	-$0.0041	$150.48	$101.58	$48.90	29.99%
5	100.3	2.0%	1.02	$0.0013	$0.0059	-$0.0054	$195.60	$149.64	$45.96	-6.01%
6	103.3	3.0%	1.03	$0.0012	$0.0071	-$0.0050	$183.84	$142.02	$41.82	-9.01%
7	93.0	-10.0%	0.90	$0.0011	$0.0082	-$0.0046	$167.27	$112.91	$54.36	29.99%
8	94.8	2.0%	1.02	$0.0014	$0.0096	-$0.0060	$217.43	$166.34	$51.09	-6.01%
9	96.7	2.0%	1.02	$0.0013	$0.0109	-$0.0056	$204.35	$156.33	$48.02	-6.01%
10	87.1	-10.0%	0.90	$0.0012	$0.0122	-$0.0053	$192.06	$129.65	$62.42	29.99%
11	88.8	2.0%	1.02	$0.0016	$0.0138	-$0.0068	$249.65	$190.99	$58.66	-6.01%
12	90.6	2.0%	1.02	$0.0015	$0.0153	-$0.0064	$234.64	$179.51	$55.13	-6.01%
13	81.5	-10.0%	0.90	$0.0014	$0.0168	-$0.0060	$220.53	$148.86	$71.67	29.99%
14	83.2	2.0%	1.02	$0.0019	$0.0186	-$0.0079	$286.66	$219.30	$67.36	-6.01%
15	84.8	2.0%	1.02	$0.0018	$0.0204	-$0.0074	$269.42	$206.11	$63.31	-6.01%
16	76.3	-10.0%	0.90	$0.0016	$0.0220	-$0.0069	$253.22	$170.93	$82.29	29.99%
17	77.9	2.0%	1.02	$0.0021	$0.0242	-$0.0090	$329.15	$251.81	$77.34	-6.01%
18	79.4	2.0%	1.02	$0.0020	$0.0262	-$0.0085	$309.36	$236.67	$72.69	-6.01%
19	81.0	2.0%	1.02	$0.0019	$0.0281	-$0.0080	$290.75	$222.43	$68.32	-6.01%
20	89.1	10.0%	1.10	$0.0018	$0.0298	-$0.0075	$273.27	$225.46	$47.81	-30.01%
21	90.9	2.0%	1.02	$0.0012	$0.0311	-$0.0052	$191.25	$146.31	$44.94	-6.01%
22	100.0	10.0%	1.10	$0.0012	$0.0323	-$0.0049	$179.75	$148.30	$31.45	-30.01%

PS-32

Table 1: Expected return on the notes over one year of Index performance, without giving effect to the Daily Investor Fee and the Daily Interest and assuming a constant drift and volatility over time.

		One Year Index Volatility
One Year Index Perfor- mance	Three Times the Inverse (-3x) of One Year Index Perfor- mance	0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-75%	225%	6300.00%	6204.72%	5927.29%	5491.78%	4934.42%	4298.65%	3629.59%	2968.83%	2350.51%	1798.94%	1328.03%	942.16%	638.08%	407.28%	238.34%
-70%	210%	3603.70%	3548.56%	3388.02%	3135.98%	2813.44%	2445.52%	2058.33%	1675.95%	1318.12%	998.93%	726.41%	503.10%	327.13%	193.56%	95.80%
-65%	195%	2232.36%	2197.64%	2096.54%	1937.82%	1734.70%	1503.01%	1259.18%	1018.38%	793.04%	592.04%	420.42%	279.80%	168.98%	84.87%	23.30%
-60%	180%	1462.50%	1439.24%	1371.51%	1265.18%	1129.11%	973.89%	810.54%	649.23%	498.27%	363.61%	248.64%	154.43%	80.20%	23.85%	-17.40%
-55%	165%	997.39%	981.06%	933.49%	858.81%	763.24%	654.23%	539.50%	426.21%	320.18%	225.61%	144.86%	78.70%	26.56%	-13.02%	-41.99%
-50%	150%	700.00%	688.09%	653.41%	598.97%	529.30%	449.83%	366.20%	283.60%	206.31%	137.37%	78.50%	30.27%	-7.74%	-36.59%	-57.71%
-45%	135%	501.05%	492.10%	466.05%	425.15%	372.80%	313.10%	250.26%	188.21%	130.14%	78.34%	34.11%	-2.13%	-30.68%	-52.36%	-68.22%
-40%	120%	362.96%	356.07%	336.00%	304.50%	264.18%	218.19%	169.79%	121.99%	77.27%	37.37%	3.30%	-24.61%	-46.61%	-63.30%	-75.53%
-35%	105%	264.13%	258.71%	242.93%	218.15%	186.44%	150.26%	112.20%	74.60%	39.42%	8.04%	-18.75%	-40.71%	-58.01%	-71.14%	-80.75%
-30%	90%	191.55%	187.20%	174.57%	154.73%	129.34%	100.38%	69.90%	39.80%	11.63%	-13.50%	-34.95%	-52.53%	-66.38%	-76.89%	-84.59%
-25%	75%	137.04%	133.51%	123.23%	107.10%	86.46%	62.91%	38.13%	13.66%	-9.24%	-29.67%	-47.11%	-61.40%	-72.66%	-81.21%	-87.47%
-20%	60%	95.31%	92.40%	83.94%	70.65%	53.64%	34.24%	13.82%	-6.35%	-25.22%	-42.05%	-56.42%	-68.20%	-77.48%	-84.52%	-89.67%
-15%	45%	62.83%	60.41%	53.35%	42.27%	28.09%	11.91%	-5.11%	-21.92%	-37.65%	-51.69%	-63.67%	-73.48%	-81.22%	-87.09%	-91.39%
-10%	30%	37.17%	35.13%	29.19%	19.85%	7.91%	-5.72%	-20.06%	-34.22%	-47.48%	-59.30%	-69.39%	-77.66%	-84.18%	-89.13%	-92.75%
-5%	15%	16.64%	14.90%	9.84%	1.91%	-8.25%	-19.84%	-32.03%	-44.07%	-55.34%	-65.39%	-73.98%	-81.01%	-86.55%	-90.76%	-93.83%
0%	0%	0.00%	-1.49%	-5.82%	-12.63%	-21.34%	-31.27%	-41.73%	-52.05%	-61.71%	-70.33%	-77.69%	-83.72%	-88.47%	-92.07%	-94.71%
5%	-15%	-13.62%	-14.90%	-18.65%	-24.53%	-32.05%	-40.63%	-49.66%	-58.58%	-66.92%	-74.37%	-80.73%	-85.93%	-90.04%	-93.15%	-95.43%
10%	-30%	-24.87%	-25.99%	-29.24%	-34.36%	-40.90%	-48.36%	-56.22%	-63.97%	-71.23%	-77.71%	-83.24%	-87.77%	-91.34%	-94.04%	-96.03%
15%	-45%	-34.25%	-35.23%	-38.08%	-42.55%	-48.28%	-54.81%	-61.68%	-68.47%	-74.82%	-80.49%	-85.33%	-89.29%	-92.42%	-94.79%	-96.52%
20%	-60%	-42.13%	-42.99%	-45.50%	-49.44%	-54.48%	-60.23%	-66.28%	-72.25%	-77.84%	-82.83%	-87.09%	-90.58%	-93.33%	-95.41%	-96.94%
25%	-75%	-48.80%	-49.56%	-51.78%	-55.27%	-59.72%	-64.81%	-70.16%	-75.45%	-80.40%	-84.81%	-88.58%	-91.66%	-94.10%	-95.94%	-97.29%
30%	-90%	-54.48%	-55.16%	-57.13%	-60.23%	-64.20%	-68.72%	-73.48%	-78.17%	-82.57%	-86.49%	-89.84%	-92.59%	-94.75%	-96.39%	-97.59%
35%	-105%	-59.36%	-59.96%	-61.72%	-64.49%	-68.03%	-72.07%	-76.31%	-80.51%	-84.44%	-87.94%	-90.93%	-93.38%	-95.31%	-96.78%	-97.85%
40%	-120%	-63.56%	-64.10%	-65.68%	-68.16%	-71.33%	-74.95%	-78.76%	-82.53%	-86.05%	-89.19%	-91.87%	-94.07%	-95.80%	-97.11%	-98.07%
45%	-135%	-67.20%	-67.69%	-69.11%	-71.34%	-74.20%	-77.46%	-80.88%	-84.27%	-87.44%	-90.27%	-92.68%	-94.66%	-96.22%	-97.40%	-98.27%
50%	-150%	-70.37%	-70.81%	-72.10%	-74.11%	-76.69%	-79.64%	-82.73%	-85.79%	-88.66%	-91.21%	-93.39%	-95.18%	-96.58%	-97.65%	-98.43%
55%	-165%	-73.15%	-73.55%	-74.71%	-76.54%	-78.88%	-81.54%	-84.35%	-87.12%	-89.72%	-92.03%	-94.01%	-95.63%	-96.90%	-97.87%	-98.58%
60%	-180%	-75.59%	-75.95%	-77.01%	-78.67%	-80.80%	-83.22%	-85.77%	-88.29%	-90.65%	-92.76%	-94.55%	-96.02%	-97.18%	-98.06%	-98.71%
65%	-195%	-77.74%	-78.07%	-79.04%	-80.55%	-82.49%	-84.70%	-87.03%	-89.33%	-91.48%	-93.39%	-95.03%	-96.38%	-97.43%	-98.24%	-98.82%
70%	-210%	-79.65%	-79.95%	-80.83%	-82.22%	-83.99%	-86.01%	-88.14%	-90.24%	-92.21%	-93.96%	-95.46%	-96.69%	-97.65%	-98.39%	-98.92%
75%	-225%	-81.34%	-81.62%	-82.43%	-83.70%	-85.32%	-87.18%	-89.13%	-91.05%	-92.86%	-94.46%	-95.84%	-96.96%	-97.85%	-98.52%	-99.01%

Shaded areas represent those scenarios where the notes will outperform (i.e., return more than) the index performance times the Daily Leverage Factor; conversely areas not shaded represent those scenarios where the notes will underperform (i.e., return less than) the index performance times the Daily Leverage Factor.

PS-33

Hypothetical Examples

We cannot predict the actual Index level on any Index Business Day or the market value of the notes, nor can we predict the relationship between the Index level and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the notes will depend on the actual Index Closing Levels during the term of the notes and during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, the Daily Investor Fee, Index volatility and any Redemption Fee Amount. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples and table are not indicative of the future performance of the Index on any Index Business Day, the Index Closing Levels during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, or what the value of your notes may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the notes. The information shown above is for illustrative purposes only and does not represent the actual future performance of the notes.

PS-34

SPECIFIC TERMS OF THE NOTES

In this section, references to “holders” mean those who own the notes registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the notes registered in street name or in the notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities We May Offer — Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The notes are part of a series of debt securities entitled “Senior Medium-Term Notes, Series E” that we may issue from time to time under the indenture more particularly described in the accompanying prospectus supplement. This pricing supplement summarizes specific financial and other terms that apply to the notes. Terms that apply generally to all Senior Medium-Term Notes, Series E are described in “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described in this pricing supplement those described in the accompanying prospectus supplement and prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The notes are issued under our senior indenture dated as of January 25, 2010 between us and Wells Fargo Bank, National Association, as trustee, as amended and supplemented to date.

Please note that the information about the price to the public and the net proceeds to us on the front cover of this prospectus supplement relates only to the initial sale of the notes. If you have purchased the notes in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We or our affiliates may, at any time and from time to time, purchase outstanding notes in the open market, by private agreement or in other transactions.

Cash Settlement Amount at Maturity

The “Maturity Date” will be March 25, 2039, which is scheduled to be the third Business Day following the last Index Business Day in the Final Measurement Period, unless that day is not a Business Day, in which case the Maturity Date will be the following Business Day, subject to adjustment as described below under
“— Market Disruption Events.” The Maturity Date may be extended at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity, we will notify DTC and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide that notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date.

For each note, unless earlier called or redeemed, you will receive at maturity a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” This amount will not be less than $0.

On the Initial Trade Date, the Indicative Note Value of each note will equal the Principal Amount of $50. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the closing Indicative Note Value will equal (a) the Deposit Amount on such Exchange Business Day minus (b) the Short Index Amount on such Exchange Business Day; provided that if such calculation results in a value equal to or less than $0, the closing Indicative Note Value will be $0. If the closing Indicative Note Value of the notes is $0 on any Exchange Business Day or the Intraday Indicative Value at any time during an Exchange Business Day is equal to or less than $0, then the Indicative Note Value of the notes on all future Exchange Business Days will be $0 and the Cash Settlement Amount will be $0.

On the Initial Trade Date, the Deposit Amount was equal to the original principal amount plus the Short Index Amount on the Initial Trade Date, which sum equals $200. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Deposit Amount will equal (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times the Daily Deposit Factor plus (b) the Daily Interest on such Exchange Business Day minus (c) the Daily Investor Fee on such Exchange Business Day.

PS-35

On the Initial Trade Date, the Short Index Amount will equal the Daily Leverage Factor times the principal amount, which equals $150. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Index Performance Factor on such Exchange Business Day.

The Daily Leverage Factor is 3. The Daily Deposit Factor is 4.

On the Initial Trade Date, the Index Performance Factor was 1. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Index Performance Factor will equal (a) the Index Closing Level on such Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for the notes on each such Index Business Day using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to the notes on any Index Business Day or occurred or was continuing on the immediately preceding Index Business Day, the calculation of the Index Performance Factor will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to the notes is continuing.

Accordingly, if a Market Disruption Event with respect to the notes occurs or is continuing on any Index Business Day (for purposes of this paragraph, the “date of determination”) or if a Market Disruption Event with respect to the notes occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Index Performance Factor for the notes on the date of determination will equal one plus the quotient of (a) the difference of (i) the closing level of the Index on the date of determination, minus (ii) the closing level of the Index on the Index Business Day immediately preceding the date of determination, divided by (b) the difference of (i) the product of the Daily Deposit Factor and the closing level of the Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination, minus (ii) the product of the Daily Leverage Factor and the closing level of the Index on the Index Business Day immediately preceding the date of determination.

On the Initial Trade Date, the Daily Interest was $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Interest will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Deposit Factor times (c) the Daily Interest Rate divided by (d) 365 times (e) the number of calendar days since the last Exchange Business Day. Because the Daily Interest is calculated and added to the Deposit Amount on a daily basis, the net effect of the Daily Interest accrues over time. The Daily Interest Rate will vary in time and can become negative on certain days. On such days, the Daily Interest will also be negative.

The Daily Interest Rate will equal (a) the most recent US Federal Funds Effective Rate minus (b) 1.00%. The US Federal Funds Effective Rate is an interest rate that represents the rate at which U.S. banks may lend reserve balances to other depository institutions overnight, on an uncollateralized basis. The rate is released by the NY Federal Reserve each day at approximately 9:00 a.m. EST for the prior business day and published on Bloomberg page “FEDL01 Index”. If the Calculation Agent determines that this rate is no longer published or available, the Calculation Agent may substitute a successor rate, with any applicable adjustments, as it reasonably determines to be appropriate under the circumstances. On the days when the US Federal Funds Effective Rate is lower than 1.00%, the Daily Interest Rate will be negative.

On the Initial Trade Date, the Daily Investor Fee will be $0. On any subsequent Exchange Business Day until maturity, call or redemption of the notes, the Daily Investor Fee will equal the product of (a) the Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the number of calendar days since the last Exchange Business Day. Because the Daily Investor Fee is subtracted from the Deposit Amount, and the Deposit Amount is calculated as part of the closing Indicative Note Value on a daily basis, the net effect of the Daily Investor Fee accumulates over time and is subtracted at a rate per year equal to the Fee Rate. Because the net effect of the Daily Investor Fee is a fixed percentage of the value of the note, the aggregate effect of the Daily Investor Fee will increase or decrease in a manner directly proportional to the value of the note and the amount of notes that are held.

PS-36

The Fee Rate is 0.95% per annum.

The “Principal Amount” of each note is $50.

You may lose some or all of your investment at maturity. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the level of the Index will need to have decreased over the term of the notes in an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in principal amount represented by the Daily Investor Fee and any negative Daily Interest in order for you to receive an aggregate amount over the term of the notes equal to at least the principal amount of your notes. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. If the decrease in the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period, is insufficient to offset the cumulative negative effect of the Daily Investor Fee and any negative Daily Interest, you will lose some or all of your investment at maturity. This loss may occur even if the Index Closing Level at any time during the Final Measurement Period is less than the Index Closing Level on the Initial Trade Date. It is possible that you will suffer significant losses in the notes even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest). In addition, if the closing Indicative Note Value or the Intraday Indicative Value of the notes is equal to or less than $0, then the notes will be permanently worth $0 and the Cash Settlement Amount will be $0 (a total loss of value).

The “Initial Index Level” is 1,975.35, which was the Index Closing Level for the Index on the Initial Trade Date.

The “Final Measurement Period” means the five Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Events.”

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Solactive AG.

The “Calculation Date” means March 16, 2039, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Index Sponsor publishes the Index Closing Level.

“Primary Exchange” means, with respect to each Index constituent or each component underlying a successor index, the primary exchange or market of trading such Index constituent or such component underlying a successor index.

“Related Exchange” means, with respect to each Index constituent or each component underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such component underlying a successor index.

“Exchange Business Day” means any day on which the primary exchange or market for trading of the notes is scheduled to be open for trading.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or Toronto.

PS-37

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below, you may submit a request on any Business Day to elect to require us to redeem your notes (subject to a minimum redemption amount of at least 25,000 notes) between and including the Redemption Dates specified below. If you so elect and have done so in compliance with the redemption procedures described below, and subject to the postponements and adjustments described under “— Market Disruption Events,” you will receive payment for the redeemed notes on the applicable Redemption Date. You must comply with the redemption procedures described below in order to redeem your notes. For any applicable redemption request, the “Redemption Notice Date” will be the date that the applicable Redemption Notice and Redemption Confirmation (each as defined below) are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date will be the next Index Business Day. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your notes for redemption with those of other investors to reach this minimum amount of 25,000 notes; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of the notes at the time the reduction becomes effective.

The notes will be redeemed and the holders will receive payment for their notes on the third Business Day following the applicable Redemption Measurement Date (the “Redemption Date”). The first Redemption Date was April 8, 2019, and the final Redemption Date will be the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Measurement Date with respect to any of the Index constituents, such Redemption Measurement Date may be postponed as described under “— Market Disruption Events.”

The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption Notice Date, subject to adjustments as described under “— Market Disruption Events.”

If you exercise your right to have us redeem your notes, subject to your compliance with the procedures described under “— Redemption Procedures,” you will receive for each note a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the Redemption Measurement Date, minus the Redemption Fee Amount.

The “Redemption Fee Amount” equals 0.125% of the Indicative Note Value. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. In exercising your right to have us redeem your notes, you should not assume you will be entitled to the benefit of any such waiver.

We refer to this cash payment as the “Redemption Amount.” This amount will not be less than $0.

For purposes of determining the Redemption Amount, the Index Performance Factor used in calculating the closing Indicative Note Value as of the Redemption Measurement Date will be (a) the Index Closing Level on the Redemption Measurement Date divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Measurement Date.

You may lose some or all of your investment upon early redemption. Because the cumulative negative effect of the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount reduce your final payment, the level of the Index will need to have decreased over the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in principal amount represented by the Daily Investor Fee, any negative Daily Interest and the Redemption Fee Amount in order for you to receive an aggregate amount upon redemption equal to at least the principal amount of your notes. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. If the decrease in the level of the Index, as measured on the Redemption Measurement Date, is insufficient to offset such a cumulative negative effect, you will lose some or all of your investment upon early redemption. It is possible that you will suffer significant losses in the notes upon redemption even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee, the Daily Interest and the Redemption Fee Amount).

PS-38

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the notes at a premium or discount to their indicative value. However, there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

Redemption Procedures

To redeem your notes, you must instruct your broker or other person through whom you hold your notes to take the following steps through normal clearing system channels:

➢	deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this pricing supplement as Annex A, to Bank of Montreal or its agent via email no later than 2:00 p.m. (New York City time) on the Index Business Day preceding the applicable Redemption Measurement Date. If we receive your Redemption Notice by the time specified in the preceding sentence, we (or our agent) will respond by sending you a form of confirmation of redemption, which is attached to this pricing supplement as Annex B, for your execution;

➢	deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your notes on the applicable Redemption Measurement Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the notes, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 2:00 p.m. (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Index Business Day prior to the applicable Redemption Measurement Date, your notice will not be effective, you will not be able to redeem your notes until the following Redemption Date and your broker will need to complete all the required steps if you wish to redeem your notes on any subsequent Redemption Date. In addition, Bank of Montreal may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of notes relating to the right to redeem their notes will be irrevocable. If the notes undergo a split or reverse split, the minimum number of notes needed to exercise your right to redeem will remain the same.

Call Right

We have the right to redeem all, but not less than all, of the notes upon not less than 14 calendar days’ prior notice to the holders of the notes. Such redemption will occur on the applicable Call Settlement Date (as defined above). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period.

We refer to this cash payment as the “Call Settlement Amount.” This amount will not be less than $0.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their notes on the fifth Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Calculation Date with respect to any of the Index constituents, such Call Calculation Date may be postponed as described under “— Market Disruption Events.”

The “Call Measurement Period” means the five Index Business Days from and including the Call Calculation Date, subject to adjustments as described under “— Market Disruption Events.”

PS-39

If we issue a call notice on any calendar day, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued.

You may lose some or all of your investment upon a call. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the level of the Index will need to have decreased over the term of the notes by an amount, after giving effect to the daily leverage and the compounding effect thereof, sufficient to offset the decrease in the principal amount represented by the Daily Investor Fee and any negative Daily Interest in order for you to receive an aggregate amount upon a call equal to at least the principal amount of your notes. Due to leverage, the notes are very sensitive to changes in the level of the Index and the path of such changes. If the decrease in the level of the Index, measured as a component of the closing Indicative Note Value during the Call Measurement Period, is insufficient to offset such a cumulative negative effect, you will lose some or all of your investment upon a call. This loss may occur even if the Index Closing Level at any time during the Call Measurement Period is less than the Initial Index Level. It is possible that you will suffer significant losses in the notes upon a call even if the long-term performance of the Index is flat or negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest).

Calculation Agent

BMOCM will act as the Calculation Agent. The Calculation Agent will make all determinations relating to the notes, including the Index Performance Factor, the Index Closing Level on any Index Business Day on which such Index Closing Level is to be determined during the term of the notes, the Indicative Note Value, the Deposit Amount, the Short Index Amount, the Daily Interest, the Daily Investor Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event that we call the notes. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holder of the notes will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Indicative Note Value, the Deposit Amount, the Short Index Amount, the Daily Interest, the Daily Investor Fee, the Redemption Amount and Redemption Fee Amount, if any, per security, the Call Settlement Amount, if any, per security, and the Cash Settlement Amount, if any, per security, will be rounded to the nearest one-millionth, with five ten-millionths rounded upward (e.g., .7654545 would be rounded up to .765455); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

If a Market Disruption Event occurs or is continuing on any day that would otherwise constitute an Index Business Day, as determined by the Calculation Agent, that day will not be considered an Index Business Day for purposes of determinations with respect to the notes. As a result, the calculation of the Index Performance Factor will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event has occurred or is continuing.

PS-40

To the extent a Market Disruption Event has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Measurement Date, the closing Indicative Note Value for such Averaging Date or for such Redemption Measurement Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the closing Indicative Note Value being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the closing Indicative Note Values on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, the Calculation Agent or one of its affiliates, as the case may be, will apply the closing Indicative Note Value for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the closing Indicative Note Values on June 7, 2021, June 8, 2021, June 9, 2021, June 10, 2021 and June 11, 2021 and there is a Market Disruption Event on June 7, 2021, but no other Market Disruption Event during the Final Measurement Period or Call Measurement Period, as applicable, then the closing Indicative Note Value on June 8, 2021 will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the closing Indicative Note Values on June 8, 2021, June 8, 2021, June 9, 2021, June 10, 2021 and June 11, 2021.

In no event, however, will any postponement under the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Measurement Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Measurement Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Measurement Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing on such third Index Business Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level to be used in the calculation of the closing Indicative Note Value based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described herein.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)	the suspension, absence or material limitation of trading in a material number of the Index constituents for more than two hours or during the one-half hour before the close of trading in the applicable Primary Exchange or Primary Exchanges;

(b)	the suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index constituents on a Related Exchange for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)	any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the Primary Exchange or Related Exchange; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index constituents.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

PS-41

Notwithstanding the occurrence of one or more of the events described above, which may, in the Calculation Agent’s discretion, constitute a Market Disruption Event, the Calculation Agent in its discretion may waive its right to postpone the determination of the Index Closing Level if it determines that one or more of the above events has not and is not likely to materially impair its ability to determine the Index Closing Level on any date.

Discontinuance or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the Index with that substitute index (the “successor index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the successor index instead. If the Calculation Agent replaces the Index with a successor index, then the Calculation Agent will determine the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by reference to the successor index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index and thus the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Index constituents or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Index constituents or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor according to the methodology described in this document , then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Index Closing Level used to determine the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, is equitable.

A substitution of the Index for a successor index or a material change in the method of calculating the Index could cause the notes to no longer satisfy the listing requirements and result in the NYSE delisting the notes. A delisting of the notes would materially and adversely affect the liquidity of the trading market for the notes.

Events of Default and Acceleration

Under the heading “Description of Debt Securities We May Offer — Modification and Waiver of the Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

In case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes will be determined by the Calculation Agent and will be an amount in cash equal to the Redemption Amount, calculated as if the date of acceleration were the Redemption Measurement Date. For purposes of this calculation the Redemption Fee Amount will be $0.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

PS-42

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities We May Offer — Modification and Waiver of the Debt Securities — Defeasance” are not applicable to the notes.

Manner of Payment and Delivery

Any payment on or delivery of the notes at maturity or call, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in “Description of the Notes We May Offer — Payment Mechanics — Payment When Offices Are Closed” in the attached prospectus supplement, any payment on the notes that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the notes. We issued the notes initially with a principal amount equal to $25,000,000. Including the notes that will be issued as of January 7, 2021, we will have issued $225,000,000 in aggregate principal amount of the notes. We may issue additional notes in amounts that exceed these amounts at any time, without your consent and without notifying you. The notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes. For more information, please refer to “Description of the Notes We May Offer — General” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer — General” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued in any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Clearance and Settlement

The DTC participants that hold the notes through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the notes and secondary market trading between DTC participants.

PS-43

INTRADAY VALUE OF THE INDEX AND THE NOTES

Intraday Index Values

Each Index Business Day, the Index Calculation Agent will calculate and publish the intraday Index value every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “SOLUSBBT” <INDEX>.

Solactive AG, the Index Calculation Agent, is not affiliated with Bank of Montreal and does not approve, endorse, review or recommend the Index or the notes. The information used in the calculation of the intraday Index value will be derived from sources the Index Calculation Agent deems reliable, but the Index Calculation Agent and its affiliates do not guarantee the correctness or completeness of the intraday Index value or other information furnished in connection with the notes or the calculation of the Index. The Index Calculation Agent makes no warranty, express or implied, as to results to be obtained by Bank of Montreal, holders of the notes, or any other person or entity from the use of the intraday Index value or any data included therein. The Index Calculation Agent makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday Index value or any data included therein. The Index Calculation Agent, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Calculation Agent, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday Index value or the notes, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the intraday Index value from whatever cause. The Index Calculation Agent is not responsible for the selection of or use of the Index or the notes, the accuracy and adequacy of the Index or information used by Bank of Montreal and the resultant output thereof.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the notes in the secondary market. The intraday Index value published every 15 seconds will be based on the intraday prices of the Index constituents.

Intraday Indicative Note Values

An Intraday Indicative Value, which is our approximation of the value of the notes, will be calculated and published by Solactive AG (based in part on information provided by the Index Calculation Agent) or a successor on Bloomberg under the ticker symbol “BNKDIV” every 15 seconds during normal trading hours. The actual trading price of the notes may vary significantly from their Intraday Indicative Value. In connection with the notes, we use the term “indicative value” to refer to the value at a given time equal to (a) the Deposit Amount minus (b) the Intraday Short Index Amount; provided that if such calculation results in a value equal to or less than $0, then both the Intraday Indicative Value and the closing Indicative Note Value will be $0. The Intraday Short Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Daily Leverage Factor times (c) the Intraday Index Performance Factor. The Intraday Index Performance Factor equals (a) the most recently published Index level divided by (b) the Index Closing Level on the preceding Index Business Day.

If the Intraday Indicative Value of the notes is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value of the notes on that Exchange Business Day, and on all future Exchange Business Days, will be $0 (a total loss of value).

PS-44

The Intraday Indicative Value is meant to approximate the value of the notes at a particular time. There are three elements of the formula: the Deposit Amount from the previous Index Business Day, the Intraday Short Index Amount, and the Intraday Index Performance Factor (using, instead of the Index Closing Level for the date of determination, the intraday Index level at the time of determination), as described immediately above. Because the intraday Index level and the Intraday Short Index Amount are variable, the Intraday Indicative Value translates the change in the Index level from the previous Exchange Business Day, as measured at the time of measurement, into an approximation of the expected value of the notes. The Intraday Indicative Value uses an intraday Index level for its calculation; therefore, a variation in the intraday level of the Index from the previous Exchange Business Day’s Index Closing Level may cause a significant variation between the closing Indicative Note Value and the Intraday Indicative Value on any date of determination. The Intraday Indicative Value also does not reflect intraday changes in the leverage; it is based on the constant Daily Leverage Factor of 3. Consequently, the Intraday Indicative Value may vary significantly from the previous or next Exchange Business Day’s closing Indicative Note Value or the price of the notes purchased intraday. See “Risk Factors — The notes are subject to intraday purchase risk” and “— The Indicative Note Value is reset daily, and the leverage of the notes during any given Exchange Business Day may be greater or less than -3.0.” The Intraday Indicative Value may be useful as an approximation of what price an investor in the notes would receive if the notes were to be redeemed or if they matured, each at the time of measurement. The Intraday Indicative Value may be helpful to an investor in the notes when comparing it against the notes’ trading price on the NYSE and the most recently published level of the Index.

The Intraday Indicative Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your notes, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the notes may be different from their indicative value. For additional information, please see “Risk Factors — The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the notes in the secondary market” in this pricing supplement.

The calculation of the Intraday Indicative Value will not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publication of the Intraday Indicative Value of the notes by Solactive AG may occasionally be subject to delay or postponement. If the intraday Index value is delayed, then the Intraday Indicative Value of the notes will also be delayed. The actual trading price of the notes may be different from their Intraday Indicative Value. The Intraday Indicative Value of the notes is published at least every 15 seconds from 9:30 a.m. to 6:00 p.m., New York City time, will be based on the intraday values of the Index, and may not be equal to the payment at maturity, call or redemption.

The indicative value calculations will have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

If you want to sell your notes but are unable to meet the minimum redemption requirements, you may sell your notes into the secondary market at any time, subject to the risks described under “Risk Factors — Risks Relating to Liquidity and the Secondary Market — There is no assurance that your notes will continue to be listed on a securities exchange, and they may not have an active trading market” and “— The value of the notes in the secondary market may be influenced by many unpredictable factors.” Also, the price you may receive for the notes in the secondary market may differ from, and may be significantly less than, the Redemption Amount.

Neither the NYSE or Solactive AG, or their respective affiliates, are affiliated with Bank of Montreal or BMOCM and do not approve, endorse, review or recommend Bank of Montreal, BMOCM or the notes.

The Intraday Indicative Values of the notes calculated by Solactive AG are derived from sources deemed reliable, but Solactive AG, its affiliates and its and their respective suppliers do not guarantee the correctness or completeness of the notes, their values or other information furnished in connection with the notes. Solactive AG and its affiliates make no warranty, express or implied, as to results to be obtained by BMOCM, Bank of Montreal, the holders of the notes, or any other person or entity from the use of the notes, or any date or values included therein or in connection therewith. Solactive AG and its affiliates make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the notes, or any data or values included therein or in connection therewith.

PS-45

Split or Reverse Split of the Notes

We or the Calculation Agent may initiate a split or reverse split of the notes on any Index Business Day. If we or the Calculation Agent decides to initiate a split or reverse split, we will issue a notice to holders of the notes and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the notes accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of notes (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion, acting in good faith. For example, if the notes undergo a 1-for-4 reverse split, holders who own a number of notes on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of notes they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” notes in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the closing Indicative Note Value of the notes on a specified Index Business Day following the announcement date.

A split or reverse split of the notes will not affect the aggregate stated principal amount of notes held by an investor, other than to the extent of any “partial” notes, but it will affect the number of notes an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the notes on the exchange.

PS-46

THE INDEX

We have derived all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by Solactive AG, which is the Index Sponsor, Index Administrator and Index Calculation Agent. We have not undertaken any independent review or due diligence of such information. The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, the Index. The description of the Index is summarized from its governing methodology, which is available at https://www.solactive.com/indices/?se=1&index=DE000SLA7WC8. Neither the methodology nor any other information included on any Solactive AG website is included or incorporated by reference into this pricing supplement.

Introduction

The Index is an equal-dollar weighted index designed to track the prices of the 10 U.S. stocks in the banking sector with the largest free-float market capitalization. The Index was launched on February 25, 2019. As of the date of this pricing supplement, the Index constituents are: Bank of America Corporation (BAC), Citigroup Inc. (C), The Goldman Sachs Group, Inc. (GS), JPMorgan Chase & Co. (JPM), Morgan Stanley (MS), The PNC Financial Services Group, Inc. (PNC), The Charles Schwab Corporation (SCHW), Truist Financial Corporation (TFC), U.S. Bancorp (USB) and Wells Fargo & Company (WFC).

The Index constituents are equally weighted on each “Adjustment Day,” which is the third Friday of each month. If this day is not a trading day, then the Adjustment Day will be postponed to the next trading day.

As discussed in more detail below, the Index is a total return index, in which dividends paid on the index constituents are reflected in the level of the Index.

The Index level is calculated every 15 seconds on each trading day when the New York Stock Exchange and the Nasdaq Stock Market are open for business, from 9:00AM to approximately 4:30PM, New York City time. The level of the Index is rounded to two decimal places.

The Index was developed in collaboration with REX Shares, LLC.

Index Constituent Selection

The first business day of each calendar month is a “Selection Day” for the Index.

Annual Selection. On the Selection Day in March of each year, Solactive AG selects securities for potential inclusion in the Index based on the following criteria:

•	a security must be a components of the Solactive GBS United States Large & Mid Cap Index;

•	the security must be listed on a U.S. securities exchange, and be domiciled in the U.S.;

•	the issuer of the security must have a free-float market capitalization that is greater than US$1 billion; and

•	the security must have a minimum average daily traded value for the preceding one month and six months of more than US$25 million.

If an issuer has more than one class of common equity securities outstanding, only the class that Solactive AG deems to be the most liquid may be included. Solactive AG determines the free-float market capitalization of each relevant security based on the product of the “float shares” outstanding (as sourced from data vendors that it selects from time to time) and the closing price of the relevant share class.

PS-47

Once the Index universe is determined as set forth above, the selection of the Index constituents is effected as follows:

•	Solactive AG identifies the issuers that are in the business sectors identified by Reuters as: “Banking and Investment Services”, the industry group “Banking Services or Investment Banking Services,” and the industry classification “Banks or Investment Banking & Brokerage Services.”

•	these securities are ranked based on their free-float market capitalization, and the 10 largest are selected for the Index.

On each monthly Selection Day other than for the month of March, the Index constituents are reviewed as follows:

•	the Index universe and industry sector determinations are made as set forth above;

•	these securities are ranked based on their free-float market capitalization, and the 13 largest are identified;

•	if any of the securities currently in the Index is no longer included in the 13 largest, the Index is reconstituted to the largest 10 by rank; all such stocks will be re-weighted to have equal weight on the subsequent Adjustment Day; and

•	if all of the securities currently in the Index are among the 13 largest, no change is made to the composition of the Index, however, the Index constituents are re-weighted to have an equal weight on the subsequent Adjustment Day.

Solactive AG will publicly announce any changes to the composition of the Index.

Index Calculation

Index Level. The Index is based on a starting level as of 1,000 at the close of trading on its inception date, March 15, 2013.

The level of the Index is calculated in accordance with the following formula:

where:

     =     Number of Shares of the Index constituent on trading day

       =         Price of Index constituent on trading day

The “Number of Shares” for an Index constituent on any trading day is based on the number or fraction of shares included in the Index; it is calculated for any Index constituent as the ratio of (A) the Percentage Weight of an Index constituent multiplied by the level of the Index and (B) its closing price. The “Percentage Weight” of an Index constituent is the ratio of its closing price multiplied by its Number of Shares, divided by the Index level. The Number of Shares will be adjusted by Solactive AG to reflect corporate transactions that impact the number of outstanding shares of an Index constituent, including stock dividends, stock splits and reverse stock splits, issuances of new shares, repurchases of outstanding shares and other transactions.

PS-48

Dividends. Dividend payments and other distributions on an Index constituent are deemed to be reinvested into the applicable Index constituent, based on the closing price of the applicable Index constituent on the trading day prior to the ex-date. These dividends and distributions result in an adjustment of the Number of Shares. Upon the payment of a dividend, the new Number of Shares for the relevant Index constituent is calculated as follows:

with:

       = Number of Shares of the Index constituent i on trading day t

pi,t-1      = Closing price of the Index constituent i on Trading Day t-1

      = Dividend amount on the ex-dividend date on trading day t

Corporate Actions

General. The Index may be adjusted in order to maintain the continuity of the Index level and the composition. Adjustments take place in reaction to events that occur with Index constituents in order to mitigate or eliminate the effect of that event on Index performance.

Mergers and Acquisitions. If an Index constituent merges with or is acquired by another Index constituent, that acquired component will be replaced in the Index with the relevant security having largest free-float market capitalization that is not yet included in the Index, determined as of the most recent Selection Date.

Spin-offs. In case of spin-off events, spun-off companies will always be removed from the Index and their weight will be redistributed proportionally among the remaining Index constituents.

Bankruptcy and Similar Events. If an Index constituent is bankrupt, files for bankruptcy, becomes insolvent, is being liquidated or is delisted from its primary U.S. exchange (other than for purposes of relisting on a different exchange), Solactive AG will make an announcement once it determines the information to be definitive, and the security will be removed from the Index. The relevant constituent will be replaced in the Index with the relevant security having largest free-float market capitalization that is not yet included in the Index, determined as of the most recent Selection Date.

Index Governance

Solactive AG is responsible for the day-to-day management of the Index, including retaining primary responsibility for all aspects of the Index determination process, including implementing appropriate governance and oversight, as required under the International Organization of Securities Commission’s Principles for Financial Benchmarks (the “IOSCO Principles”). A committee consisting of Solactive AG personnel (the “Index Committee”) is responsible for helping to ensure Solactive AG’s overall compliance with the IOSCO Principles, by performing the oversight function, which includes overseeing the Index development, design, issuance and operation of the Index, as well as reviewing the control framework. Solactive AG is also responsible for decisions regarding the interpretation of the Index methodology, and the Index Committee is responsible for reviewing all rule modifications and Index constituent changes to ensure that they are made objectively, without bias, and in accordance with applicable law and regulation and Solactive AG’s policies and procedures. Consequently, all of Solactive AG’s and the Index Committee discussions and decisions are confidential until released to the public.

Methodology changes. The Index Committee is responsible for decisions regarding the composition of the Index as well as any amendments to the rules. Members of the Index Committee can recommend changes to the Index methodology and submit them to the Index Committee for approval.

Index Corrections

Solactive AG endeavors to ensure the accuracy of the Index. Nevertheless, errors in the Index determination process may occur from time to time for a variety of reasons, both internal and external to Solactive AG. The primary aim in this regard is to ensure the quality of Solactive AG’s index calculation by defining a coherent and, if possible, exhaustive rule-based methodology which clearly defines specific treatments for individual error types.

PS-49

Solactive AG endeavors to correct all errors that have been identified within a reasonable period of time. A reasonable period of time, as referred to in this policy, is generally understood as meaning two business days.

Additional information relating to Solactive AG’s index correction policy may be found on its website, in the document named “Correction Policy.”

Conditions of Market Stress

Solactive AG maintains rules and procedures that will apply during conditions of market stress occurring in the calculation process of the Index. Market stress can arise due to a variety of reasons and take several forms, but generally results in inaccurate or delayed prices for one or more constituents of the Index. The Index may also be directly affected by stock suspensions or any other disruptions, as one or more of the Index constituents may be prohibited from trading for a longer time, thereby impairing the representativeness of the index. In order to maintain the quality of the Index methodology and to define how and when discretion may be exercised in the determination of an index, Solactive AG applies rules and procedures as to how to address these circumstances. These may be found on the Solactive AG website, in the document named “Disruption Policy.”

Historical Index Information

The following graph sets forth the historical closing levels of the Index from February 12, 2019 to January 6, 2021.

Historical results are not indicative of future results.

License Agreement

We have entered into a sub-license agreement with REX Shares, LLC (“REX” or the “Structuring Agent”), which licenses the Index from Solactive AG. The license agreement with the Structuring Agent also provides for the use of certain trade names, trademarks and service marks. We have also entered into a services agreement with REX to provide certain services related to product design, content generation and document dissemination.

PS-50

Solactive AG (“Solactive”) is the licensor of the Index. The notes are not sponsored, endorsed, promoted or sold by Solactive in any way, and Solactive makes no express or implied representation, guarantee or assurance with regard to: (a) the advisability in investing in the notes; (b) the quality, accuracy and/or completeness of the Index; and/or (c) the results obtained or to be obtained by any person or entity from the use of the Index. Solactive does not guarantee the accuracy and/or the completeness of the Index and shall not have any liability for any errors or omissions with respect thereto. Notwithstanding Solactive’s obligations to its licensees, Solactive reserves the right to change the methods of calculation or publication of the Index, and Solactive shall not be liable for any miscalculation of or any incorrect, delayed or interrupted publication with respect to the Index. Solactive shall not be liable for any damages, including, without limitation, any loss of profits or business, or any special, incidental, punitive, indirect or consequential damages suffered or incurred as a result of the use (or inability to use) of the Index.

MicroSectorsTM and REXTM are registered trademarks of REX. The trademarks have been licensed for use for certain purposes by Bank of Montreal. The notes are not sponsored, endorsed, sold or promoted by REX or any of its affiliates or third party licensors (collectively, “REX Index Parties”). REX Index Parties make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Index to track general market performance. REX Index Parties’ only relationship to Bank of Montreal with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. REX Index Parties have no obligation or liability in connection with the administration, marketing or trading of the notes. Inclusion of a security within an index is not a recommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice.

REX INDEX PARTIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. REX INDEX PARTIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. REX INDEX PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BANK OF MONTREAL, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL REX INDEX PARTIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.

PS-51

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes.

We expect to enter into transactions to hedge our obligations under the notes. Such transactions may involve purchases or sales of the Index constituents or financial instruments linked to the Index and/or the Index constituents prior to or on the Initial Issue Date. In addition, from time to time after we issue the notes, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of or otherwise repurchase long or short positions in some or all of the Index constituents;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the constituent issuers, the Index constituents or the Index;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the last Index Business Day in the applicable Final Measurement Period or Call Measurement Period. That step may involve sales or purchases of the Index constituents, listed or over-the-counter options or futures on Index constituents or listed or over-the-counter options, futures, or other instruments linked to the level of the Index, as well as other instruments designed to track the performance of the Index.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Index level, which could adversely affect your payment at maturity, call or upon early redemption. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Index or one or more constituent issuers or the Index constituents. No noteholder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

PS-52

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

For a summary of Canadian tax considerations relevant to an investment in the notes, please see the sections entitled “Canadian Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences—Certain Canadian Income Tax Considerations ” in the accompanying prospectus supplement.

With respect to any interest paid or credited or deemed to be paid or credited on the notes, such interest will not be subject to Canadian non-resident withholding tax.

U.S. Federal Income Tax Considerations

The following is a general description of certain material U.S. federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The following section supersedes the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement in its entirety. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary applies only to holders who are initial investors and hold their notes as capital assets for U.S. federal income tax purposes and are not excluded from this discussion. This section does not apply to classes of holders subject to special rules, such as partnerships, subchapter S corporations, other pass-through entities, governments (or instrumentalities or agencies thereof), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their notes, banks, financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons that hold notes as part of a straddle or a hedging or conversion transaction, persons liable for alternative minimum tax, persons subject to Section 451(b) of the Code, U.S. expatriates or persons whose functional currency for tax purposes is not the U.S. dollar. In addition, the discussion below assumes that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

A U.S. holder is a beneficial owner of a note and that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. A non-U.S. holder is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

PS-53

Tax Treatment of the Notes

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THEIR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the issuer of any of the Index constituents would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply. You should refer to any available information filed with the SEC by the issuers of the Index constituents and consult your tax advisor regarding the possible consequences to you in this regard.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a note with the terms described in this pricing supplement as a pre-paid cash-settled derivative contract in respect of the Index for U.S. federal income tax purposes, and the terms of the notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange, redemption or settlement of the notes in an amount equal to the difference between the amount a U.S. holder receives at such time and the U.S. holder’s tax basis in the notes. In general, a U.S. holder’s tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a U.S. holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same U.S. holder until maturity, that holder’s holding period will generally include the Maturity Date.

Alternative Treatments. Alternative tax treatments of the notes are also possible and the Internal Revenue Service (“IRS”) might assert that a treatment other than that described above is more appropriate. For example, it would be possible to treat the notes, and the IRS might assert that the notes should be treated, as a single debt instrument. Such a debt instrument would generally be subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, a U.S. holder would generally be required to accrue interest currently over the term of the notes even though that holder will not receive any payments from us prior to maturity. In addition, any gain a U.S. holder might recognize upon the sale, exchange, redemption or settlement of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. Moreover, under such characterization a given note may not be “fungible” with notes with different issue dates for U.S. federal income tax purposes.

It is also possible that the IRS could seek to tax the notes by reference to a holder’s deemed ownership of the Index constituents. In such case, a U.S. holder could be required to recognize amounts of income, gain or loss as if such holder had actually owned interests in the Index constituents. Under this alternative treatment, a U.S. holder could also be required to currently recognize gain or loss, at least some of which could be short-term capital gain (and possibly loss), each time the Index rebalances.

PS-54

The IRS could also assert that a holder should be required to treat any amounts attributable to the Daily Investor Fee, the Financing Charge and any Redemption Fee Amount as separate investment expenses. For taxable years beginning after December 31, 2017 and beginning on or before December 31, 2025, the deduction of any such deemed expenses would not generally be permitted to a holder who is an individual, trust or estate. For taxable years beginning after December 31, 2025, the deduction of any such deemed expenses would generally be subject to a 2% floor on miscellaneous itemized deductions applicable to a holder who is an individual, trust or estate. Such amount would correspondingly increase the amount of gain and income or decrease the amount of loss recognized by a holder with respect to an investment in the notes.

In addition to and separate from an alternative tax treatment of deemed ownership of the Index constituents, it is possible that a deemed taxable exchange could occur on one or more of the Adjustment Days or upon any extension by us of the Maturity Date or that the notes could be treated as a series of derivative contracts, each of which matures on the next Adjustment Day. If the notes were properly characterized in such a manner, a U.S. holder would be treated as disposing of the notes on each Adjustment Day or extension, as the case may be, in return for new notes that mature on the next Adjustment Day or on the extended Maturity Date, as the case may be, and a U.S. holder would accordingly likely recognize capital gain or loss on each Adjustment Day or extension, as the case may be, equal to the difference between the holder’s tax basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize upon the sale, exchange, redemption or settlement of the notes should be treated as ordinary gain or loss.

The IRS has released a notice that may affect the taxation of holders of the notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they sought taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. We intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this pricing supplement unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Information With Respect to Foreign Financial Assets. An individual U.S. holder who, during any taxable year, holds any interest in “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with his or her tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Under these rules, the notes may be treated as “specified foreign financial assets.” Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

Additional Medicare Tax on Unearned Income. Certain U.S. holders will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and capital gains. U.S. holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

PS-55

Non-U.S. Holders

The following discussion applies to non-U.S. holders of the notes. A non-U.S. holder is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

Except as discussed below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement of the notes. In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. We do not expect that payments with respect to the notes will be subject to withholding under Section 871(m); however, to the extent we determine that withholding is required, we will treat dividend equivalent payments, if any, as subject to withholding. We will not pay any additional amounts in respect of any dividend equivalent withholding.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax (including withholding on “dividend equivalent” payments), we will withhold tax at the applicable statutory rate. The IRS has also indicated that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax. Prospective investors should consult their own tax advisors in this regard.

Backup Withholding and Information Reporting

Holders may be subject to information reporting. Holders may also be subject to backup withholding on payments in respect of their notes unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders will not be subject to backup withholding if they provide a properly completed Form W-8 appropriate to their circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against U.S. federal income tax liability, provided the required information is furnished to the IRS.

PS-56

The Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. Account holders subject to information reporting requirements pursuant to FATCA may include holders of the notes. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

Proposed regulations eliminate the original requirement of withholding on gross proceeds from the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

PS-57

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” and, each such plan, an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, individual retirement accounts and Keogh plans subject to Section 4975 of the Code and entities such as collective investment funds, partnerships or separate accounts whose underlying assets are deemed to include “plan assets” of such ERISA Plans, accounts or plans (collectively, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case referred to herein as “parties in interest”) with respect to such Plans. As a result of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. Where the Bank of Montreal or our affiliate is or becomes a party in interest with respect to a Plan, the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code and result in civil penalties or other liabilities under ERISA or an excise tax under Section 4975 of the Code unless such acquisition and holding is pursuant to and in accordance with applicable statutory, regulatory or administrative relief.

In this regard, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions where neither Bank of Montreal nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “Service Provider Exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. Those exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

Accordingly, the notes may not be purchased or held by any Plan or any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for exemptive relief under one or more of the PTCEs listed above or under the Service Provider Exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will therefore be deemed to have represented by such purchase and holding that it either (1) is not a Plan and is not purchasing the notes on behalf of or with “plan assets” of any Plan or (2) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

PS-58

Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code, but may be subject to similar rules under applicable laws or regulations (“Similar Laws”). As such, any purchaser or holder of the notes or any interest in the notes which is, or is investing the assets of, a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the notes that such purchase and holding will not violate the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the Service Provider Exemption or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or holding of the notes by any Plan or Non-ERISA Arrangement. Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of the notes to any Plan or Non-ERISA Arrangement is in no respect a representation by Bank of Montreal of any of our affiliates or any other Transaction Party that such an investment is appropriate for, or meets all applicable legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PS-59

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The terms and conditions set forth in the Distribution Agreement dated September 23, 2018 between Bank of Montreal and the Agents party thereto, including BMOCM, govern the sale and purchase of the notes.

On the Initial Trade Date, we sold an aggregate of $25,000,000 through BMOCM for $50 per note. We received proceeds equal to 100% of the offering price of those notes. After giving effect to the issuance of the notes on January 7, 2021, $225,000,000 in aggregate principal amount of the notes will be outstanding.

Additional notes may be offered and sold from time to time through BMOCM and one or more dealers at a price that is higher or lower than the stated principal amount, based on the Indicative Note Value at that time. Sales of the notes after the date of this document will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price that the notes are sold to the public, less any commissions paid to BMOCM or any other dealer. In addition, BMOCM may receive a portion of the Daily Investor Fee. We may not sell the full amount of notes offered by this pricing supplement, and may discontinue sales of the notes at any time.

We may deliver notes against payment therefor on a date that is greater than two business days following the date of sale of any notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in notes that are to be issued more than two business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

BMOCM and any other agent and dealer in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of the notes.

Broker-dealers may make a market in the notes, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (such term includes this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers and our affiliates in connection with market-making transactions. In these transactions, dealers may resell a note covered by this prospectus that they acquire from us, BMOCM or other holders after the original offering and sale of the notes, or they may sell any notes covered by this prospectus in short sale transactions. This prospectus will be deemed to cover any short sales of notes by market participants who cover their short positions with notes borrowed or acquired from us or our affiliates in the manner described above.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with notes borrowed from us or one of our affiliates, may result in their being deemed participants in the distribution of the notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”). A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act.

BMOCM or another FINRA member will provide certain services relating to the distribution of the notes and may be paid a fee for its services equal to all, or a portion of, the Daily Investor Fee. BMOCM may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to BMOCM or such other FINRA member will be paid on a periodic basis over the term of the notes. Although BMOCM will not receive any discounts in connection with such sales, BMOCM is expected to charge normal commissions for the purchase of any such notes.

BMOCM will act as our agent in connection with any redemptions at the investor’s option, and the Redemption Fee Amount applicable to any such redemptions will be paid to us. Additionally, it is possible that BMOCM and its affiliates may profit from expected hedging activities related to this offering, even if the value of the notes declines.

PS-60

The notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the notes to any such investor.

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

Conflicts of Interest

BMOCM is an affiliate of Bank of Montreal and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. BMOCM is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

VALIDITY OF THE NOTES

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Senior Indenture, and when the notes have been validly executed, authenticated and issued and, to the extent validity of the notes is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Senior Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Senior Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Senior Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Senior Debt Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated September 23, 2018, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated September 23, 2018.

In the opinion of Morrison & Foerster LLP, when the notes have been issued and sold as contemplated by the pricing supplement, prospectus supplement and the prospectus, the notes will be valid, binding and enforceable obligations of Bank of Montreal, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated September 23, 2018, which has been filed as Exhibit 5.4 to the Bank’s Form 6-K and dated September 23, 2018.

PS-61

ANNEX A

NOTICE OF EARLY REDEMPTION

To: [     ].com

Subject: Notice of Early Redemption, CUSIP No.: 063679781

[BODY OF EMAIL]

Name of broker: [ ]

Name of beneficial holder: [ ]

Number of Notes to be redeemed: [ ]

Applicable Redemption Measurement Date: [ ], 20[ ]*

Broker Contact Name: [ ]

Broker Telephone #: [ ]

Broker DTC # (and any relevant sub-account): [ ]

The undersigned acknowledges that in addition to any other requirements specified in the pricing supplement relating to the notes being satisfied, the notes will not be redeemed unless (i) this notice of redemption is delivered to BMO Capital Markets Corp. (“BMO Capital Markets”) by 2:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Measurement Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Measurement Date, facing BMO Capital Markets DTC 5257 and (iv) the undersigned instructs DTC to deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your notes” in the pricing supplement relating to the notes and the undersigned understands that it will be exposed to market risk on the Redemption Measurement Date.

*Subject to adjustment as described in the pricing supplement relating to the notes.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

BMO Capital Markets Corp.

BMO Capital Markets, as Calculation Agent

e-mail: [     ]

To Whom It May Concern:

The holder of $[   ] MicroSectorsTM U.S. Big Banks Index -3X Inverse Leveraged ETNs due March 25, 2039, CUSIP No. 063679781 (the “notes”) hereby irrevocably elects to receive a cash payment on the Redemption Date* of [holder to specify] with respect to the number of notes indicated below, as of the date hereof, the redemption right as described in the pricing supplement relating to the notes (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Measurement Date with respect to the number of notes specified below at a price per note equal to the Redemption Amount, facing BMO Capital Markets DTC 5257 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the notes will not be redeemed unless (i) this confirmation is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Measurement Date, facing BMO Capital Markets DTC 5257; and (iii) the undersigned will deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of notes surrendered for redemption: ________

DTC # (and any relevant sub-account): ________

Contact Name: ________

Telephone: ________

Fax: ________

E-mail: ________

(At least 25,000 notes must be redeemed at one time to receive a cash payment on any Redemption Date.)

* Subject to adjustment as described in the pricing supplement relating to the notes.

B-1